UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

SKYWORKS SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

March 24, 2023
Dear Stockholder:
I am pleased to invite you to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Skyworks Solutions, Inc., to be held at:
Time:	11:00 a.m. PDT
Date:	Wednesday, May 10, 2023
Web:	www.virtualshareholdermeeting.com/SWKS2023
You will be able to attend and participate in the Annual Meeting online at the web address above, where you will be able to listen to the meeting live, submit questions, and vote. We look forward to your participation online or by proxy. The attached Notice of 2023 Annual Meeting of Stockholders and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting.
Whether or not you plan to attend the Annual Meeting online, and regardless of how many shares you own, it is important that your shares be represented at the Annual Meeting. Accordingly, if you are a stockholder of record, we urge you to complete the proxy and return it to us promptly in the postage prepaid envelope provided, or to complete and submit your proxy by telephone or via the internet in accordance with the instructions on the proxy card. If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. If you do attend the Annual Meeting online and wish to vote at that time, you may revoke a previously submitted proxy by voting at the meeting.
Sincerely yours,
Liam K. Griffin
Chairman, Chief Executive Officer and President

Letter from Lead Independent Director
Dear Stockholder:
On behalf of the entire Board of Directors, I thank you for your continued support of Skyworks. We are proud of the Company’s achievements in fiscal year 2022, including generating record revenue of $5.5 billion, up 7% year-over-year. Despite challenging market dynamics, the Company continued making significant progress on its diversification and growth strategies with strong operational execution, positioning it to make further investments in next-generation technologies to capture future market opportunities.
The Board remains focused on providing robust oversight of the Company’s strategy, risk and corporate culture. As we head toward our 2023 Annual Meeting, I would like to share some of the important actions we have taken in the past year:
•
Thoughtful Board Refreshment: As part of our commitment to strong corporate governance, we maintain a systematic and ongoing Board refreshment and evaluation process. Since 2022, we have welcomed three new directors to the Board, including our most recent appointment of Maryann Turcke to the Board in February 2023. Maryann brings substantial experience in operations, management and finance, and we are excited to leverage her skills and perspective. Our Board continues to include a diverse group of independent directors with wide-ranging experiences and backgrounds.

•
Corporate Responsibility and Sustainability: The Board, and in particular our Nominating and Corporate Governance Committee, oversees corporate responsibility and sustainability. As part of our commitment to ESG, we provide disclosure of important information and initiatives. Last year, we published our 2021 Sustainability Report, where we provided key updates on many topics, including human capital management, workforce diversity, environmental responsibility, cybersecurity and supply chain management. In response to stockholder feedback, we were pleased to share — for the first time — our goals on a variety of environmental metrics, including a 2030 carbon dioxide equivalent (CO2e) emissions reduction target. We also enhanced our disclosure in many areas, including aligning with the Task Force on Climate-related Financial Disclosures framework.

•
Regular Engagement with Stockholders: Stockholder engagement remains a crucial element of sound governance practices. In 2022, we continued a high level of engagement with stockholders. The Company proactively reached out to stockholders representing approximately 41% of our outstanding stock and spoke with every such stockholder that wanted to engage. Dialogue with stockholders throughout the year provides the Board important feedback to better understand our stockholders’ priorities on a wide range of topics. I have appreciated the opportunity to speak directly with some of our stockholders and look forward to continued engagement.

Thank you for your investment in Skyworks and continued confidence in the Board. We look forward to receiving your input at this year’s Annual Meeting and in the year to come.
With appreciation,
Christine King
Lead Independent Director
Chairman, Compensation Committee
Member, Audit Committee

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

Date and Time	Location	Record Date
May 10, 2023 11:00 a.m. PDT	www.virtualshareholdermeeting.com/SWKS2023	March 16, 2023
Items of Business
1.
To elect nine individuals nominated to serve as directors of the Company with terms expiring at the 2024 Annual Meeting of Stockholders and named in the Proxy Statement;

2.
To ratify the selection by the Company’s Audit Committee of KPMG LLP as the independent registered public accounting firm for the Company for fiscal year 2023;

3.
To approve, on an advisory basis, the compensation of the Company’s named executive officers;

4.
To approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers;

5.
To approve an amendment to the Company’s Restated Certificate of Incorporation to reflect new Delaware law provisions regarding exculpation of officers;

6.
To consider one stockholder proposal, if properly presented at the Annual Meeting; and

7.
To transact such other business as may properly come before the Annual Meeting.

Your Vote Is Important.
To ensure your representation at the Annual Meeting, please submit your proxy or voting instructions as soon as possible by using any of the following methods, as described in greater detail on your proxy card or voter instruction form.

Internet	Phone	Mail
The accompanying Proxy Statement includes further information about how to attend the Annual Meeting online, vote your shares online during the Annual Meeting, and submit questions online during the Annual Meeting. A complete list of registered stockholders will be available for examination during the Annual Meeting at www.virtualshareholdermeeting.com/SWKS2023.
By Order of the Board of Directors,
Robert J. Terry
Senior Vice President, General Counsel and Secretary
Irvine, California • March 24, 2023

PROXY STATEMENT 2023

Compensation Committee Report	58
Proposal 4: Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers (“Say-on-Frequency” Vote)	59
Proposal 5: Approval of Amendment to the Company's Restated Certificate of Incorporation to Reflect New Delaware Law Provisions Regarding Exculpation of Officers	60
Proposal 6: Stockholder Proposal Regarding Simple Majority Vote	62
Statement by the Board of Directors on the Stockholder Proposal	63
Security Ownership of Certain Beneficial Owners and Management	64
General Information	66
Other Proposed Action	72
Other Matters	72
Appendix A: Unaudited Reconciliations of Non-GAAP Financial Measures	74
Discussion Regarding the Use of Non-GAAP Financial Measures	75

Proxy Statement

PROXY STATEMENT SUMMARY
This summary highlights financial and other accomplishments during fiscal year 2022, as well as information generally contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider in advance of the 2023 Annual Meeting of Stockholders, and we encourage you to read the entire Proxy Statement before voting your shares.
2023 Annual Meeting of Stockholders

Date and Time	Location	Record Date
May 10, 2023 11:00 a.m. PDT	www.virtualshareholdermeeting.com/ SWKS2023	March 16, 2023
Matters to be Voted Upon

Your vote is very important to us. Please cast your vote on all of the proposals to ensure that your shares are represented.
Proposal		Required Vote for Approval	Board Recommendation	See Page
1.	Election of Directors	For each director, majority of votes cast	FOR Each Nominee	8
2.	Ratification of Appointment of KPMG LLP	Majority of votes present and entitled to vote	FOR	26
3.	Advisory Vote to Approve Compensation of Named Executive Officers	Majority of votes present and entitled to vote	FOR	29
4.	Advisory Vote on Frequency of Say-on-Pay Vote	Majority of votes present and entitled to vote	ONE YEAR	59
5.	Amendment to Restated Certificate of Incorporation to Add Officer Exculpation Provision	Majority of shares outstanding	FOR	60
6.	One Stockholder Proposal, if Properly Presented at the Annual Meeting	Majority of votes present and entitled to vote	Neutral	62

Proxy Statement	1

Financial Highlights from Fiscal Year 2022

During the fiscal year ended September 30, 2022 (“fiscal year 2022”), the Company delivered year-over-year growth driven by an increasingly diversified product portfolio and strong execution. We continued investing in advanced technologies and innovative solutions, forged deep customer relationships and expanded our internal fabrication capabilities, positioning us to capture new opportunities across a range of attractive end markets.
•
Delivered record net revenue of $5.5 billion

•
Achieved operating margin of 27.8% on a GAAP basis (37.3% on a non-GAAP basis)1

•
Posted diluted earnings per share of $7.81 on a GAAP basis (record $11.24 on a non-GAAP basis)1

•
Generated operating cash flow of $1.4 billion

•
Raised our quarterly dividend from $0.56 per share to $0.62 per share

•
Returned over $1.2 billion to stockholders through repurchasing 6.5 million shares of our common stock for $887 million and through payments of $373 million in cash dividends

•
Total stockholder return over the last 10 years was 309%, compared to 202% for the companies in the S&P 500 Index2

Quarterly Dividends: Fiscal Years 2015 – 2022

Q4
Q3
Q2
Q1
$0.65
$0.26
$0.13
$0.13
$0.13
$1.06
$0.28
$0.26
$0.26
$0.26
$1.16
$0.32
$0.28
$0.28
$0.28
$1.34
$0.38
$0.32
$0.32
$0.32
$1.58
$0.44
$0.38
$0.38
$0.38
$1.82
$0.50
$0.44
$0.44
$0.44
$2.06
$0.56
$0.50
$0.50
$0.50
$2.30
$0.62
$0.56
$0.56
$0.56
FY15
FY16
FY17
FY18
FY19
FY20
FY21
FY22

1
Please see table on page 74 for a full reconciliation of non-GAAP results to GAAP results.

2
Source: S&P Capital IQ. Represents TSR for the ten-year period ended September 30, 2022.

2	Proxy Statement

Other Accomplishments from Fiscal Year 2022

Throughout fiscal year 2022, our connectivity and analog solutions enabled a broad set of applications across mobile, IoT, automotive, industrial, data center and 5G wireless infrastructure, providing essential technologies and products in many of the strongest market segments. Highlights from the year include:
•
Leveraged our Sky5 portfolio to enable high performance connectivity at leading Tier-1 smartphone customers

•
Extended market leadership in Wi-Fi 6 and 6E and launched next-generation Wi-Fi 7 platforms

•
Ramped wireless connectivity, EV power isolation and digital radio solutions at leading automotive OEMs

•
Provided programmable timing technology in data centers and advanced telco network deployments

•
Delivered industrial IoT solutions supporting smart energy and factory automation

•
Captured multiple design wins fueling 5G massive MIMO deployments

•
Supported leading wearables brands with our proprietary cellular, GPS, Wi-Fi and Bluetooth technologies

•
Integrated more than 2.4 billion BAW filters into transmit and receive modules

Proxy Statement	3

Our Director Nominees

Nine of our currently serving directors have been nominated for election to our Board of Directors (the “Board”) to serve until the 2024 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Additional information on each nominee may be found below under “Election of Directors.” The following table lists the nine nominees, their age, the year such nominees were first elected as directors of the Company, their principal occupation, their independence status, their Board committee memberships as of March 1, 2023, and the number of other public company boards on which they serve.
Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships	Other Public Company Boards
Liam K. Griffin Chairman of the Board	56	2016	Chairman, CEO and President, Skyworks Solutions		—	1
Christine King Lead Independent Director	73	2014	Retired Executive Chairman, QLogic	•	AC, CC (C)	—
Alan S. Batey	60	2019	Retired EVP and President of North America, General Motors	•	CC	—
Kevin L. Beebe	64	2004	President and CEO, 2BPartners	•	NCGC (C)	2
Eric J. Guerin	51	2022	CFO, Veritiv Corporation	•	NCGC	—
Suzanne E. McBride	54	2022	COO, Iridium Communications	•	NCGC	1
David P. McGlade	62	2005	Retired Executive Chairman, Intelsat	•	AC (C), NCGC	—
Robert A. Schriesheim	62	2006	Chairman, Truax Partners	•	AC, CC	1
Maryann Turcke	57	2023	Former Chief Operating Officer, National Football League	•		2
“AC” indicates Audit Committee, “CC” indicates Compensation Committee, “NCGC” indicates Nominating and Corporate Governance Committee, and “(C)” indicates Committee Chair
The nine director nominees standing for reelection to the Board have diverse backgrounds, skills, and experiences. We believe their varied backgrounds contribute to an effective and well-balanced Board that is able to provide valuable insight to, and effective oversight of, our senior management team.

4	Proxy Statement

Corporate Governance Highlights

The Company has a proven track record of sound and effective corporate governance practices and policies, including those highlighted below.
Corporate Governance Best Practices
Annually Elected Directors	All of our directors are elected annually
Majority Vote Standard	In uncontested elections, directors are elected by a majority of votes cast
Lead Independent Director	Initially established in 2014, the Lead Independent Director role has a robust set of duties set forth in our corporate governance guidelines
Executive Sessions	Our independent directors regularly meet in executive sessions without management, with the Lead Independent Director presiding
Independent Board Committees	All members of the Board’s three standing committees are independent directors
Board Refreshment	Our Board regularly takes steps to refresh its membership, including adding three new directors since 2022
Risk Assessment	Our Board and its committees regularly review management’s processes for identifying, assessing, and managing risks
Annual Board Assessment	The Nominating and Corporate Governance Committee oversees an annual evaluation of the effectiveness of the Board, each committee, and individual directors
Executive Succession Plan	The Board periodically reviews and approves the executive succession plan in consultation with the Compensation Committee and the Chief Executive Officer
No “Poison Pill”	The Board has not adopted a “poison pill”
Stock Ownership Requirements	All directors and executive officers are subject to robust stock ownership requirements
Prohibition on Pledging	We prohibit our directors and employees from pledging Company securities
Special Meeting Right	Our stockholders have the right to call a special meeting of the Company’s stockholders
Proxy Access	Eligible stockholders may nominate their own director nominees to be included in the Company’s proxy materials
Regular Stockholder Engagement	We regularly conduct outreach to our stockholders to understand their perspectives on governance matters

Proxy Statement	5

Compensation Highlights

Under our pay-for-performance philosophy, we believe that executive compensation should be strongly aligned with the interests of our long-term stockholders. As a result, a substantial portion of each Named Executive Officer’s annual compensation is tied to Company performance and stock price performance. The charts below show the target total direct compensation mix for fiscal year 2022 for our Chief Executive Officer and the average for the other Named Executive Officers, in each case reflecting actual salary, target short-term incentive award, and the grant date fair value of long-term stock-based compensation awards.

6	Proxy Statement

Stockholder Engagement

Engagement with the Company’s stockholders is a critical part of our commitment to good corporate governance, and we regularly conduct outreach to our stockholders to understand their perspectives on governance matters. Most recently, we engaged in formal stockholder outreach following the 2022 Annual Meeting. We solicited feedback from approximately twenty of our largest institutional stockholders representing approximately 41% of the Company’s shares outstanding. Stockholders representing approximately 29% of the Company’s shares outstanding responded to the outreach, and we held engagement meetings with those stockholders who wanted to meet.
Topics of conversation in the engagement meetings included the Company’s executive compensation program, Board refreshment, Board diversity, and sustainability disclosures, with stockholders generally expressing support for the Company’s actions on those topics.

Proxy Statement	7

PROPOSAL 1:
ELECTION OF DIRECTORS
Under this Proposal 1, you are being asked to consider nine nominees for election to our Board of Directors to serve until the 2024 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Each nominee for election has agreed to serve if elected, and the Board knows of no reason why any nominee should be unable or unwilling to serve. If a nominee is unable or unwilling to serve, the attorneys-in-fact named in this Proxy Statement will vote any shares represented at the meeting by proxy for the election of another individual nominated by the Board, if any. No nominee or executive officer is related by blood, marriage, or adoption to any other director, nominee, or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.
Proxies cannot be voted for a greater number of individuals than the number of nominees named in this Proxy Statement.
The following table lists the nine nominees for election as directors, the year such nominees were first elected as directors of the Company, and their Board committee memberships as of March 1, 2023. The table also lists the number of meetings held by each committee during fiscal year 2022.

	Director Since		Committee Memberships
Name		Independent	AC	CC	NCGC
Liam K. Griffin, Chairman of the Board	2016
Christine King, Lead Independent Director	2014	•	•	C
Alan S. Batey	2019	•		•
Kevin L. Beebe	2004	•			C
Eric J. Guerin	2022	•			•
Suzanne E. McBride	2022	•			•
David P. McGlade	2005	•	C		•
Robert A. Schriesheim	2006	•	•	•
Maryann Turcke	2023	•
Number of Meetings in FY2022			8	5	3
“AC” indicates Audit Committee, “CC” indicates Compensation Committee, “NCGC” indicates Nominating and Corporate Governance Committee, and “C” indicates Committee Chair
8	Proxy Statement

Immediately below this proposal is biographical information about each of the director nominees, including information regarding each nominee’s business experience for the past five years, and the names of other public companies for which each nominee has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes, and skills that led our Nominating and Corporate
Governance Committee and our Board to conclude that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty, and adherence to high ethical standards. They have each demonstrated business acumen, an ability to exercise sound judgment, knowledge of our business and industry, and the willingness to devote the time needed to be an effective director.

Majority Vote Standard for Election of Directors

A nominee for election as a director in an uncontested election (an election where the number of nominees for election as directors is equal to or less than the number of directors to be elected) will be elected if the number of votes cast “FOR” such nominee’s election exceeds the number of votes cast “AGAINST” the nominee’s election. In a contested election (in which the number of nominees for election as directors exceeds the number of directors to be elected at such meeting), directors are elected by a plurality of all votes cast in such election. The election of directors at this Annual Meeting is uncontested. As a result, each nominee for election as a director at the Annual Meeting will only be elected if the votes cast “FOR” such nominee exceed the number of votes cast “AGAINST” such nominee. As required by our corporate governance guidelines, which are available on the Investor Relations portion of the Company’s website at www.skyworksinc.com, each incumbent director who is a nominee for election as a director at the Annual Meeting submitted to the Board an irrevocable resignation that would become effective if the votes cast “FOR” such nominee’s election do not exceed the votes cast “AGAINST” such nominee’s election and our Board determines to accept his or her resignation. Upon such resignation by a nominee and pursuant to the procedures set forth in the corporate governance guidelines, the Nominating and Corporate Governance Committee will evaluate the best interests of our Company and stockholders and will recommend to our Board the action to be taken with respect to the resignation. The Board will then decide whether to accept, reject, or modify the Nominating and Corporate Governance Committee’s recommendation, and the Company will publicly disclose such decision by the Board with respect to the director nominee.
Shares represented by all proxies received by the Board that are properly completed, but do not specify a choice as to the election of directors, will be voted “FOR” the election of all nine of the nominees.

The Board of Directors unanimously recommends a vote “FOR” the election of each of the nine nominees in Proposal 1

Proxy Statement	9

Nominees for Election

Liam K. Griffin, Chairman, Chief Executive Officer and President	Director since: 2016 • Age: 56
Prior to his appointment as Chairman of the Board in May 2021, Mr. Griffin had served as Chief Executive Officer and a director since May 2016 and as President since May 2014. He served as Executive Vice President and Corporate General Manager from November 2012 to May 2014, Executive Vice President and General Manager, High Performance Analog from May 2011 to November 2012, and Senior Vice President, Sales and Marketing from August 2001 to May 2011. Previously, Mr. Griffin was employed by Vectron International, a division of Dover Corp., as Vice President of Worldwide Sales from 1997 to 2001 and as Vice President of North American Sales from 1995 to 1997.
Qualifications: We believe that Mr. Griffin’s qualifications to serve as a director include his strong relationships with Skyworks’ key customers, investors, employees, and other stakeholders, as well as his deep understanding of the semiconductor industry and its competitive landscape gained through serving in several different executive positions at Skyworks over the past two decades.
Committee(s) • None Other Public Company Boards Current • National Instruments Corporation Past 5 Years • Vicor Corporation (until 2019)
Christine King, Lead Independent Director	Director since: 2014 • Age: 73
Ms. King has been Lead Independent Director since 2019. She served as Executive Chairman of QLogic Corporation (a publicly traded developer of high-performance server and storage networking connectivity products) from August 2015 until August 2016, when it was acquired by Cavium, Inc. Previously, she served as Chief Executive Officer of Standard Microsystems Corporation (a publicly traded developer of silicon-based integrated circuits utilizing analog and mixed-signal technologies) from 2008 until the company’s acquisition in 2012 by Microchip Technology, Inc. Prior to Standard Microsystems, Ms. King was Chief Executive Officer of AMI Semiconductor, Inc., a publicly traded company, from 2001 until it was acquired by ON Semiconductor Corp. in 2008.
Qualifications: We believe that Ms. King’s qualifications to serve as a director include her extensive management and operational experience in the high-tech and semiconductor industries as well as her significant strategic and financial expertise.

Committee(s)
•
Audit

•
Compensation (Chair)

Other Public Company Boards
Current
•
None

Past 5 Years
•
Allegro MicroSystems, Inc. (until 2021)

•
IDACORP, Inc. (until 2021)

•
Cirrus Logic, Inc. (until 2018)

10	Proxy Statement

Alan S. Batey	Director since: 2019 • Age: 60
Mr. Batey served as Executive Vice President and President of North America for General Motors Company (a publicly traded automotive manufacturer), as well as the Global Brand Chief for Chevrolet, a division of General Motors Company, from 2014 until 2019. His career spans more than 39 years with General Motors where he held various senior management positions in operations, marketing, and sales around the world.
Qualifications: We believe that Mr. Batey’s qualifications to serve as a director include his extensive senior management experience at General Motors, where he developed expertise on a broad set of complex strategic, operational, and technological matters involving the automotive industry, an industry that is expected to be a growth market for the Company.
Committee(s) • Compensation Other Public Company Boards Current • None Past 5 Years • None
Kevin L. Beebe	Director since: 2004 • Age: 64
Mr. Beebe has been President and Chief Executive Officer of 2BPartners, LLC (a partnership that provides strategic, financial, and operational advice to private equity investors and management) since 2007. In 2014, Mr. Beebe became a founding partner of Astra Capital Management (a private equity firm based in Washington, D.C.). Previously, beginning in 1998, he was Group President of Operations at ALLTEL Corporation (a telecommunications services company).
Qualifications: We believe that Mr. Beebe’s qualifications to serve as a director include his two decades of experience as an operating executive in the wireless telecommunications industry as well as his experience and relationships gained from advising leading private equity firms that are transacting business in the global capital markets.

Committee(s)
•
Nominating and Corporate Governance (Chair)

Other Public Company Boards
Current
•
SBA Communications Corporation

•
Frontier Communications Parent, Inc. (formerly Frontier Communications Corporation)

Past 5 Years
•
Altimar Acquisition Corporation (until 2021)

•
Altimar Acquisition Corp. II (until 2021)

•
NII Holdings, Inc. (until 2019)

Proxy Statement	11

Eric J. Guerin	Director since: 2022 • Age: 51
Mr. Guerin serves as Senior Vice President and Chief Financial Officer of Veritiv Corporation (a publicly traded provider of packaging and hygiene products), a position he has held since March 2023, and prior to that, as its Senior Vice President-Finance from January 2023 to March 2023. Previously, he served as Executive Vice President and Chief Financial Officer of CDK Global (a formerly publicly traded provider of integrated technology solutions to the automotive industry) from 2021 to 2022. From 2016 to 2021, he served as Division Vice President and sector Chief Financial Officer at Corning Glass Technologies, a division of Corning Inc. (a publicly traded innovator in materials science). Previously, he served in financial leadership roles at Flowserve Corporation, Novartis Corporation, Johnson & Johnson Services Inc., and AstraZeneca PLC, each a publicly traded company or subsidiary thereof.
Qualifications: We believe that Mr. Guerin’s qualifications to serve as a director include his financial and operational expertise, together with his extensive engagements within Asia-Pacific markets.
Committee(s) • Nominating and Corporate Governance Other Public Company Boards Current • None Past 5 Years • Natus Medical Incorporated (until 2022)
Suzanne E. McBride	Director since: 2022 • Age: 54
Ms. McBride serves as Chief Operations Officer for Iridium Communications, Inc. (a publicly traded operator of a satellite-based global communications network). Prior to rejoining Iridium in February 2019, where she had previously served from 2007 to 2016 in various leadership roles, Ms. McBride served from June 2016 to January 2019 as Senior Vice President and Chief Operations Officer for OneWeb (a privately held company building a space-based global communications network that filed a voluntary petition for Chapter 11 bankruptcy protection on March 27, 2020). Earlier in her career, she held a series of increasingly senior positions in technology and operations with Motorola Solutions, Inc. (a publicly traded telecommunications company), and General Dynamics Corporation (a publicly traded aerospace and defense company).
Qualifications: We believe that Ms. McBride’s qualifications to serve as a director include her extensive strategy and operations expertise developed through twenty-five years of experience within the wireless technology industry.
Committee(s) • Nominating and Corporate Governance Other Public Company Boards Current • Iridium Communications, Inc. Past 5 Years • None

12	Proxy Statement

David P. McGlade	Director since: 2005 • Age: 62
Mr. McGlade served as Chairman of the Board of Intelsat S.A. (a publicly traded worldwide provider of satellite communication services) from April 2013 to February 2022. He served as Executive Chairman of Intelsat from April 2015 to March 2018, prior to which he served as Chairman and Chief Executive Officer. Previously, Mr. McGlade served as an Executive Director of mmO2 PLC and as the Chief Executive Officer of O2 UK (a subsidiary of mmO2), a position he held from October 2000 until March 2005.
Qualifications: We believe that Mr. McGlade’s qualifications to serve as a director include his significant operational, strategic, and financial acumen, as well as his knowledge about global capital markets, developed over nearly four decades of experience in the telecommunications business.
Committee(s) • Audit (Chair) • Nominating and Corporate Governance Other Public Company Boards Current • None Past 5 Years • Intelsat S.A. (until 2022)
Robert A. Schriesheim	Director since: 2006 • Age: 62
Mr. Schriesheim has been Chairman of Truax Partners LLC (a consulting firm) since 2018. He served as Executive Vice President and Chief Financial Officer of Sears Holdings Corporation (a publicly traded nationwide retailer) from August 2011 to October 2016. From January 2010 to October 2010, Mr. Schriesheim was Chief Financial Officer of Hewitt Associates, Inc. (a global human resources consulting and outsourcing company that was acquired by Aon Corporation). From October 2006 until December 2009, he was the Executive Vice President and Chief Financial Officer of Lawson Software, Inc. (a publicly traded ERP software provider).
Qualifications: We believe that Mr. Schriesheim’s qualifications to serve as a director include his extensive knowledge of the capital markets and corporate financial capital structures, his expertise evaluating and structuring merger and acquisition transactions within the technology sector, and his experience gained through leading companies through major strategic and financial corporate transformations.

Committee(s)
•
Audit

•
Compensation

Other Public Company Boards
Current
•
Houlihan Lokey, Inc., Lead Independent Director

Past 5 Years
•
Frontier Communications Corporation (until 2021)

•
NII Holdings, Inc. (until 2019)

•
Forest City Realty Trust (until 2018)

Proxy Statement	13

Maryann Turcke	Director since: 2023 • Age: 57
Ms. Turcke most recently served as a senior advisor at Brookfield Asset Management from September 2020 to September 2022. Previously, Ms. Turcke served as Chief Operating Officer of the National Football League (NFL) from January 2018 to September 2020 and as a Senior Advisor for the NFL from September 2020 to May 2021. She joined the league as President of NFL Network, Digital Media, NFL Films and IT in April 2017. Prior to the NFL, Ms. Turcke served for more than a decade in various leadership roles within BCE Inc. (a publicly traded communications company formerly known as Bell Canada Enterprises), including serving from April 2015 to February 2017 as president of Bell Media, a division of BCE.
Qualifications: We believe that Ms. Turcke’s qualifications to serve as a director include her significant operational, management and financial experience, including in the telecommunications industry.
Committee(s) • None Other Public Company Boards Current • Frontier Communications Parent, Inc. • Royal Bank of Canada Past 5 Years • Northern Star Investment Corp. II (until 2023)

14	Proxy Statement

The table below summarizes the key qualifications and attributes relied upon by the Board in nominating nine of our current directors for election. Marks indicate specific areas of focus or expertise relied on by the Board. The lack of a mark in a particular area does not necessarily signify a director’s lack of qualification or experience in such area.

Skills and Experience	Batey	Beebe	Griffin	Guerin	King	McBride	McGlade	Schriesheim	Turcke
Other Public Company Boards									
Current		2	1			1		1	2
Past 5 Years		3	1	1	3		1	3	1
Executive Leadership	●	●	●	●	●	●	●	●	●
Public Company CEO Experience			●		●		●		
Public Company CFO Experience				●				●	
Other Public Company Executive Officer Experience[1]	●	●				●			
International Business	●	●	●	●	●	●	●	●	●
Finance	●	●	●	●	●	●	●	●	●
Public Financial Reporting			●	●	●		●	●	●
Audit Committee Financial Expert[2]				●	●		●	●	
Manufacturing / Operations	●		●	●	●	●	●		●
Technology	●	●	●	●	●	●	●	●	●
Semiconductors			●		●				
Wireless Communication		●	●		●	●	●		●
Sales / Marketing	●	●	●		●		●		●
Mergers and Acquisitions	●	●	●	●	●		●	●	
Age	60	64	56	51	73	54	62	62	57

1. Current or Former Section 16 Officer under applicable SEC rules
2. Per designation by Skyworks' Board of Directors

Proxy Statement	15

Board Diversity Matrix

The following matrix includes all directors serving as of March 1, 2023.

Board Diversity Matrix (As of March 1, 2023)				
Total Number of Directors	9			
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity				
Directors	3	5		1
Part II: Demographic Background				
African American or Black		1		
Alaskan Native or Native American				
Asian				
Hispanic or Latinx				
Native Hawaiian or Pacific Islander				
White	3	4		
Two or More Races or Ethnicities				
LGBTQ+				
Did Not Disclose Demographic Background	1

16	Proxy Statement

Corporate Governance

Stockholder Engagement
Engagement with the Company’s stockholders is a critical part of our commitment to good corporate governance, and we regularly conduct outreach to our stockholders to better understand their perspectives on governance matters. Most recently, we engaged in formal stockholder outreach following the 2022 Annual Meeting. We solicited feedback from approximately twenty of our largest institutional stockholders representing approximately 41% of the Company’s shares outstanding. Stockholders representing approximately 29% of the Company’s shares outstanding responded to the outreach, and we held engagement meetings with those stockholders who wanted to meet.
We solicited and received feedback from institutional stockholders on various key governance and disclosure topics, including the following:
•
Executive Compensation:   Overall, our institutional stockholders expressed approval of the Company’s strategy, performance, and management. In addition, they indicated support for the Company’s compensation policies and plan designs.

•
Board Refreshment:   Our institutional stockholders generally agreed with the Company’s approach to Board refreshment, including the phased retirement of long-tenured directors and appointment of new directors that would add to the diversity of skills and backgrounds on our Board. In addition to the two new directors who joined the Board in 2022, Mr. Guerin and Ms. McBride, we appointed Ms. Turcke to our Board in 2023.

•
Sustainability Disclosure:   Our institutional stockholders generally appreciated the additional disclosure contained in our sustainability report released in 2022, as well as our overall efforts on environmental, social, and governance (“ESG”) matters, such as specific short and long-term environmental targets and carbon emission and water usage efficiency improvements.
Our Board values the opinions expressed by our stockholders and will continue to consider the voting results from stockholder meetings, as well as feedback obtained through our regular stockholder engagement efforts, when making future decisions regarding corporate governance matters.
Board of Director Meetings
The Board met five (5) times during fiscal year 2022. During fiscal year 2022, each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served. The Company’s policy with respect to directors’ attendance at the Annual Meeting is included in our corporate governance guidelines, which are available on the Investor Relations portion of the Company’s website at www.skyworksinc.com. At the 2022 Annual Meeting, each director then in office was in attendance.
Director Independence
Each year, the Board reviews the relationships that each director has with the Company and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of the applicable Listing Rules of the Nasdaq Stock Market LLC (the “Nasdaq Rules”) and who the Board affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director are considered to be independent directors. The Board has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members’ current and historic relationships with the Company and its

Proxy Statement	17

competitors, suppliers, and customers; their relationships with management and other directors; the relationships their current and former employers have with the Company; and the relationships between the Company and other companies of which a member of the Company’s Board of Directors is a director or executive officer. After evaluating these factors, the Board has determined that eight of the nine members of the Board, namely, Alan S. Batey, Kevin L. Beebe, Eric J. Guerin, Suzanne E. McBride, Christine King, David P. McGlade, Robert A. Schriesheim, and Maryann Turcke, do not have any relationships that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors and that each such director is an independent director of the Company within the meaning of applicable Nasdaq Rules.
Corporate Governance Guidelines
The Board has adopted corporate governance practices to help fulfill its responsibilities to the stockholders in overseeing the work of management and the Company’s business results. These guidelines are intended to ensure that the Board has the necessary authority and practices in place to review and evaluate the Company’s business operations, as needed, and to make decisions that are independent of the Company’s management. In addition, the guidelines are intended to align the interests of directors and management with those of the Company’s stockholders. A copy of the Company’s corporate governance guidelines is available on the Investor Relations portion of the Company’s website at www.skyworksinc.com.
In accordance with these corporate governance guidelines, independent members of the Board met in executive session without management present four (4) times during fiscal year 2022. The Lead Independent Director served as presiding director for these meetings.
Code of Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We make available our code of business conduct and ethics free of charge through our website at www.skyworksinc.com. We intend to disclose any amendments to, or waivers from, our code of business conduct and ethics that are required to be publicly disclosed by posting any such amendment or waivers on our website pursuant to requirements of the Securities and Exchange Commission (the “SEC”) and Nasdaq Rules.
Executive Officer and Director Stock Ownership Requirements
As described in detail below under “Compensation Discussion and Analysis,” we have adopted Executive Officer and Director Stock Ownership programs that require our executive officers (including those Named Executive Officers who are still currently serving as executive officers) and non-employee directors to hold a significant equity interest in Skyworks with the objective of more closely aligning the interests of our executive officers and directors with those of our stockholders. All of our Named Executive Officers and directors have met the stock ownership guidelines as of the date hereof  (with the exception of Mr. Guerin, Ms. McBride and Ms. Turcke, who are not required to comply with the guidelines until the fifth anniversary of their appointments to the Board).
Board Leadership Structure
Our Board selects the Company’s Chairman of the Board and Chief Executive Officer in the manner it determines to be in the best interests of the Company at the time. Our former Chairman of the Board, Mr. Aldrich, served as the Chairman of the Board from May 2014 until his retirement in May 2021. Our current Chairman and Chief Executive Officer, Mr. Griffin, was appointed by our Board in May 2016 to succeed Mr. Aldrich as Chief Executive Officer and also to serve as a director, and was appointed by our Board in May 2021 to succeed Mr. Aldrich as Chairman of the Board. The Board believes that this leadership structure, coupled with a strong emphasis on

18	Proxy Statement

Board independence, provides effective independent oversight of management while allowing both the Board and management to benefit from Mr. Griffin’s experience and skills developed over twenty years at the Company serving in executive roles.
Importantly, the Board has a strong and empowered Lead Independent Director who provides an effective independent voice in our leadership structure. In May 2014, at the time of Mr. Aldrich’s appointment as Chairman of the Board, our Board first appointed an independent director within the meaning of applicable Nasdaq Rules (see above under “Director Independence”) to serve as the Lead Independent Director. Ms. King was appointed in May 2019 to be the current Lead Independent Director.
The duties of the Lead Independent Director, as set forth in our corporate governance guidelines, include the following:
•
presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors;

•
calling meetings of the independent directors, as he or she deems appropriate, and assuring that the independent directors meet independently at least twice each year;

•
providing leadership to the Board if circumstances arise in which the Chairman of the Board may be, or may be perceived to be, in conflict with the interests of the Company and its stockholders with regard to a particular matter;

•
facilitating communications and serving as a liaison, when necessary, between the independent directors and the Chairman of the Board and/or the Chief Executive Officer;

•
consulting with the Chairman of the Board in the preparation of the schedules, agendas, and information provided to the Board for each meeting, and ensuring that there is sufficient time at each meeting for discussion of all agenda items;

•
retaining independent advisors on behalf of the Board as the Board or the independent directors may deem necessary or appropriate; and

•
being available for consultation and direct communication upon the reasonable request of major stockholders.

The Board believes our current leadership structure is appropriate and that the duties of the Lead Independent Director appropriately and effectively complement the duties of the Chairman of the Board.
Stockholder Communications
Our stockholders may communicate directly with the Board as a whole or to individual directors by letter addressed directly to such individual or individuals at the following address:
c/o Skyworks Solutions, Inc.
5260 California Avenue
Irvine, CA 92617
Attention: Secretary
The Company will forward to each director to whom such communication is addressed, and to the Chairman of the Board in his capacity as representative of the entire Board, any mail received at the Company’s corporate office to the address specified by such director and the Chairman of the Board.

Proxy Statement	19

Committees of the Board of Directors

The Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.
Audit Committee
We have established an Audit Committee consisting of the following individuals, each of whom the Board has determined is “independent” within the meaning of applicable Nasdaq Rules and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): Mr. McGlade (Chairman), Ms. King, and Mr. Schriesheim.
The primary responsibility of the Audit Committee is the oversight of the quality and integrity of the Company’s financial statements, the Company’s internal financial and accounting processes, and the independent audit process. Additionally, the Audit Committee has the responsibilities and authority necessary to comply with Rule 10A-3 under the Exchange Act. The Audit Committee meets privately with the independent registered public accounting firm, reviews their performance and independence from management, and has the sole authority to retain and dismiss the independent registered public accounting firm. These and other aspects of the Audit Committee’s authority are more particularly described in the Company’s Audit Committee Charter, which the Board adopted, is reviewed annually by the committee, and is available on the Investor Relations portion of our website at www.skyworksinc.com.
The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided to the Company by its independent registered public accounting firm, KPMG LLP. The policy requires that all services provided by KPMG LLP, including audit services and permitted audit-related and non-audit services, be preapproved by the Audit Committee. The Audit Committee preapproved all audit and non-audit services provided by KPMG LLP for fiscal year 2022. The Audit Committee met eight (8) times during fiscal year 2022.
Audit Committee Financial Expert
The Board has determined that each of the following members of the Audit Committee meets the qualifications of an “audit committee financial expert” under SEC rules and the qualifications of  “financial sophistication” under the applicable Nasdaq Rules, and qualifies as “independent” as defined under the applicable Nasdaq Rules: Mr. McGlade (Chairman), Ms. King, and Mr. Schriesheim.
Compensation Committee
We have established a Compensation Committee consisting of the following individuals, each of whom the Board has determined is “independent” within the meaning of applicable Nasdaq Rules and a non-employee director within the meaning of Rule 16b-3 under the Exchange Act: Ms. King (Chairman), Mr. Batey and Mr. Schriesheim. The Compensation Committee met five (5) times during fiscal year 2022. The functions of the Compensation Committee include establishing the appropriate level of compensation, including short- and long-term incentive compensation of the Chief Executive Officer, all other executive officers, and any other officers or employees who report directly to the Chief Executive Officer. The Compensation Committee also administers Skyworks’ equity-based compensation plans. The Compensation Committee’s authority to grant equity awards to the Company’s executive officers may not be delegated to the Company’s management or others. The Board has adopted a written charter for the Compensation Committee, and it is available on the Investor Relations portion of the Company’s website at www.skyworksinc.com.
The Compensation Committee has engaged Aon/Radford Consulting (“Aon/Radford”) to assist it in determining the components and amounts of executive compensation. The consultant reports directly to the Compensation Committee, through

20	Proxy Statement

its Chairman, and the Compensation Committee retains the right to terminate or replace the consultant at any time. The process and procedures followed by the Compensation Committee in considering and determining executive and director compensation are described below under “Compensation Discussion and Analysis.”
Nominating and Corporate Governance Committee
We have established a Nominating and Corporate Governance Committee consisting of the following individuals, each of whom the Board has determined is “independent” within the meaning of applicable Nasdaq Rules: Mr. Beebe (Chairman), Mr. Guerin, Ms. McBride, and Mr. McGlade. The Nominating and Corporate Governance Committee met three (3) times during fiscal year 2022. The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for election or reelection to the Board and its committees, including any recommendations that may be submitted by stockholders, as well as the evaluation and recommendation of corporate governance policies. The Nominating and Corporate Governance Committee oversees the annual evaluation process for the Board, each committee, and individual directors, by soliciting from each director his or her assessment of the effectiveness of the Board, the committees on which he or she serves, and other individual directors. These and other aspects of the Nominating and Corporate Governance Committee’s authority are more particularly described in the Nominating and Corporate Governance Committee Charter, which the Board adopted and is available on the Investor Relations portion of the Company’s website at www.skyworksinc.com.
Director Nomination Procedures
The Nominating and Corporate Governance Committee evaluates director candidates in the context of the overall composition and needs of the Board, with the objective of recommending a group that can best manage the business and affairs of the Company and represent the interests of the Company’s stockholders using its diversity of experience. The committee seeks directors who possess certain minimum qualifications, including the following:
•
A director must have substantial or significant business or professional experience or an understanding of technology, finance, marketing, financial reporting, international business, or other disciplines relevant to the business of the Company.

•
A director (other than an employee-director) must be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Board or of a Board committee.

•
The committee also considers the following qualities and skills, among others, in its selection of directors and as candidates for appointment to the committees of the Board:

•
economic, technical, scientific, academic, financial, accounting, legal, marketing, or other expertise applicable to the business of the Company;

•
leadership or substantial achievement in their particular fields;

•
demonstrated ability to exercise sound business judgment;

•
integrity and high moral and ethical character;

•
potential to contribute to the diversity of viewpoints, backgrounds, or experiences of the Board as a whole;

•
capacity and desire to represent the balanced, best interests of the Company as a whole and not primarily a special interest group or constituency;

•
ability to work well with others;

•
high degree of interest in the business of the Company;

•
dedication to the success of the Company;

•
commitment to the responsibilities of a director; and

•
international business or professional experience.

Proxy Statement	21

The committee believes that our Board, taken as a whole, should embody a diverse set of skills, experiences, and backgrounds in order to better inform its decisions. The committee considers age, tenure, gender, race, and ethnicity, in addition to business experience and other specific areas of focus or expertise, in its holistic approach to assessing and identifying director nominees. With respect to the recent director search that culminated with the appointment of Ms. Turcke in February 2023, the Nominating and Corporate Governance Committee instructed its retained search firms to include in the pool of potential director nominees candidates reflecting gender, racial, and ethnic diversity. Ms. Turcke was recommended by the retained search firm that performed the director search.
The committee will also take into account the fact that a majority of the Board must meet the independence requirements of the applicable Nasdaq Rules. The Company expects that a director’s existing and future commitments will not materially interfere with such director’s obligations to the Company. For candidates who are incumbent directors, the committee considers each director’s past attendance at meetings and participation in and contributions to the activities of the Board. The committee identifies candidates for director nominees in consultation with the Chief Executive Officer of the Company and the Chairman of the Board, through the use of search firms or other advisors or through such other methods as the committee deems to be helpful to identify candidates. Once candidates have been identified, the committee confirms that the candidates meet all of the minimum qualifications for director nominees set forth above through interviews, background checks, or any other means that the committee deems to be helpful in the evaluation process. The committee then meets to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and considering the overall composition and needs of the Board. Based on the results of the evaluation process, the committee recommends candidates for director nominees for election to the Board.
Stockholder Nominees
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders provided such stockholders follow the procedures set forth below. The committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a stockholder or otherwise. Stockholders who wish to nominate director candidates for election at the 2024 Annual Meeting, but who are not to be included in the Company’s proxy materials pursuant to the proxy access provisions in our By-laws, may do so in accordance with the provisions of our By-laws by submitting a written recommendation to the Secretary of the Company at the address below no earlier than the close of business on January 11, 2024, and no later than the close of business on February 10, 2024. In the event that the 2024 Annual Meeting is held more than thirty (30) days before or after the first anniversary of the Company’s 2023 Annual Meeting, then the required notice must be delivered in writing to the Secretary of the Company at the address below no earlier than 120 days prior to the date of the 2024 Annual Meeting and no later than the later of 90 days prior to the 2024 Annual Meeting or the 10th day following the day on which the public announcement of the date of the 2024 Annual Meeting is first made by the Company. For nominees for election to the Board proposed by stockholders to be considered, the recommendation for nomination must be in writing and must include the following information:
•
name of the stockholder, whether an entity or an individual, making the recommendation;

•
a written statement disclosing such stockholder’s beneficial ownership of the Company’s capital stock;

•
name of the individual recommended for consideration as a director nominee;

•
a written statement from the stockholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a director;

22	Proxy Statement

•
a written statement from the stockholder making the recommendation stating how the recommended candidate meets the independence requirements established by the SEC and the applicable Nasdaq Rules;

•
a written statement disclosing the recommended candidate’s beneficial ownership of the Company’s capital stock; and

•
a written statement disclosing relationships between the recommended candidate and the Company that may constitute a conflict of interest.

In addition to satisfying the advance notice provisions in our By-laws relating to nominations of director candidates, including the earlier notice deadlines set out above, to comply with the SEC’s universal proxy rule, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in compliance with Rule 14a-19 under the Exchange Act must also provide notice that sets forth the information required by Rule 14a-19 no later than March 11, 2024. If the date of the 2024 Annual Meeting changes by more than 30 calendar days from the date of the 2023 Annual Meeting, such notice must instead be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following public announcement by the Company of the date of the 2024 Annual Meeting.
A stockholder (or a group of up to twenty stockholders) who has owned at least three percent of the Company’s outstanding shares of common stock continuously for at least three years, and has complied with the other requirements in the Company’s By-laws, may nominate and include in the Company’s proxy materials a number of director nominees up to the greater of two individuals or 20% of the Board. Written notice of a proxy access nomination for inclusion in our proxy statement for the 2024 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at the address below no earlier than the open of business on December 12, 2023, and no later than the close of business on January 11, 2024. In the event that the 2024 Annual Meeting is held more than thirty (30) days before, or more than sixty (60) days after, the first anniversary of the Company’s 2023 Annual Meeting, then the required notice must be delivered in writing to the Secretary of the Company at the address below no earlier than 150 days prior to the date of the 2024 Annual Meeting and no later than the later of 120 days prior to the 2024 Annual Meeting or the 10th day following the day on which the public announcement of the date of the 2024 Annual Meeting is first made by the Company.
Written notice of proxy access nominations and written recommendations for nomination may be sent to the General Counsel and Secretary of the Company via U.S. mail or expedited delivery service to:
Skyworks Solutions, Inc.
5260 California Avenue
Irvine, California 92617

Proxy Statement	23

Role of the Board of Directors in Risk Oversight

Our Board oversees our risk management processes directly and through its committees. Our management team is responsible for risk management on a day-to-day basis. The role of our Board and its committees is to oversee the risk management activities of our management team. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices.
The following table summarizes the key risk management areas over which the Board and its committees exercise oversight:

Board of Directors	• business strategy	• operational risks
	• capital allocation	• acquisitions
• organizational structure
Audit Committee	• financial reporting	• internal audit function
	• financial and accounting controls and processes	• independent accounting firm • related-party transactions • whistleblower reporting • enterprise risk evaluation processes
• legal and regulatory compliance
• cybersecurity
Compensation Committee	• executive compensation programs, policies and practices • executive performance	• management succession planning • non-employee director compensation
Nominating and Corporate Governance Committee	• Board size, composition, and effectiveness	• director skills, experience and diversity
	• corporate governance policies and practices • ethics policies and practices	• corporate responsibility and sustainability (including ESG programs)
The Audit Committee plays a key role in overseeing our annual enterprise risk management process designed to identify risks and controls, promote visibility and dialogue, and facilitate risk response and mitigation strategies. Important elements of this process include:
•
Collecting data from stakeholders throughout the Company, identifying and categorizing the likelihood and magnitude of risk events, and summarizing the results to create a consolidated risk profile.

•
Reviewing this risk profile with our senior management and seeking input on mitigation and response strategies and their implementation.

•
Reviewing the consolidated measures of controls designed to facilitate the employment of adequate risk mitigation strategies.

In addition, each committee reports to the Board on a regular basis, including reporting with respect to the committee’s risk oversight activities as well as recommendations on actions requiring approval of the full Board. For example, the Board periodically reviews and approves the executive succession plan in consultation with the Compensation Committee and the Chief Executive Officer. In addition, from time to time the Board will request updates on particular focus areas, such as cybersecurity, sustainability, and human capital management.
Our Compensation Committee does not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on our company. Our Compensation Committee believes that any such risks are mitigated by:
•
The multiple elements of our compensation packages, including base salary, our annual short-term incentive compensation plan and (for our executive officers and other key employees) equity awards that vest (or are issuable) over multiple years and are intended to motivate employees to take a long-term view of our business.

•
The structure of our short-term incentive compensation plan (described in greater detail in this Proxy Statement under “Compensation

24	Proxy Statement

Discussion and Analysis”), which is based on (i) a number of different financial and operating performance metrics to avoid employees placing undue emphasis on any particular performance metric at the expense of other aspects of our business, and (ii) performance targets that we believe are appropriately aggressive yet will not require undue risk-taking to achieve. Further, the structure of the short-term incentive compensation plan aids in driving sustained long-term financial performance as the goals and targets from the prior year’s plan are significant factors used in determining goals for the current year’s plan.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors currently consists of Ms. King (Chairman), Mr. Batey, and Mr. Schriesheim. Mr. McGlade served on the Compensation Committee until May 11, 2022, when Mr. Batey was appointed to the Compensation Committee. No member of this committee was at any time during fiscal year 2022 an officer or employee of the Company, was formerly an officer of the Company or any of its subsidiaries, or had any employment relationship with the Company or any of its subsidiaries. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, where one of such entity’s executive officers served as a director of the Company or a member of the Compensation Committee.

Certain Relationships and Related Person Transactions

Other than compensation agreements and other arrangements described below under “Information About Executive and Director Compensation,” since October 2, 2021, there has not been a transaction or series of related transactions to which the Company was or is a party involving an amount in excess of  $120,000 and in which any director, executive officer, holder of more than five percent (5%) of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. Our Board has adopted a written related person transaction approval policy that sets forth the Company’s policies and procedures for the review, approval, or ratification of any transaction required to be reported in its filings with the SEC. The Company’s policy with regard to related person transactions is that all related person transactions between the Company and any related person (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than $120,000, be reviewed by the Company’s General Counsel and approved by the Audit Committee. In addition, the Company’s Code of Business Conduct and Ethics requires that employees discuss with the Company’s Compliance Officer any significant relationship (or transaction) that might raise doubt about such employee’s ability to act in the best interest of the Company.

Proxy Statement	25

PROPOSAL 2:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2023 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP was the independent registered public accounting firm for the Company for fiscal year 2022 and has been the independent registered public accounting firm for the Company since 2002. We are asking the stockholders to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2023.
Representatives of KPMG LLP are expected to attend the Annual Meeting online. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.
Stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Company’s By-laws or other applicable legal requirements. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. The affirmative vote of a majority of the shares present online or represented by proxy at the Annual Meeting and entitled to vote on such matter at the Annual Meeting is required to approve the selection of KPMG LLP as the Company’s independent registered public accounting firm. In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and stockholders’ best interests.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR FISCAL YEAR 2023
26	Proxy Statement

Audit Fees

KPMG LLP provided audit services to the Company consisting of the annual audit of the Company’s 2022 consolidated financial statements contained in the Company’s Annual Report on Form 10-K and reviews of the financial statements contained in the Company’s Quarterly Reports on Form 10-Q for fiscal year 2022. The following table summarizes the fees of KPMG LLP billed to the Company for the last two fiscal years.

Fee Category	Fiscal Year 2022 ($)	% of Total (%)	Fiscal Year 2021 ($)	% of Total (%)
Audit Fees(1)	2,479,240	98.5	2,656,000	92.7
Tax Fees(2)	38,838	1.5	210,000	7.3
Total Fees	2,518,078	100	2,866,000	100

(1)
Audit fees consist of fees for the audit of our annual financial statements, review of the interim financial statements included in our quarterly reports on Form 10-Q, statutory audits and related filings in various foreign locations, and audit procedures related to acquisition activity during fiscal years 2022 and 2021. Fiscal year 2022 and 2021 audit fees included fees for services incurred in connection with rendering an opinion under Section 404 of the Sarbanes-Oxley Act. Audit fees for fiscal year 2021 also included fees for the review of registration statement auditor consents to incorporate by reference prior year financial statement opinions in Form S-3.

(2)
Tax fees consist of fees for tax compliance, tax advice, and tax planning services. Tax compliance services, which primarily relate to the review of our U.S. tax returns and certain trade and customs forms, accounted for $38,838 and $210,000 of the total tax fees for fiscal years 2022 and 2021, respectively.

In 2003, the Audit Committee adopted a formal policy concerning approval of audit and non-audit services to be provided to the Company by its independent registered public accounting firm, KPMG LLP. The policy requires that all services provided by KPMG LLP, including audit services and permitted audit-related and non-audit services, be preapproved by the Audit Committee. The Audit Committee preapproved all audit and non-audit services provided by KPMG LLP during fiscal year 2022 and our fiscal year ended October 1, 2021 (“fiscal year 2021”).

Proxy Statement	27

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of Skyworks’ Board of Directors is responsible for providing independent, objective oversight of Skyworks’ accounting functions and internal controls. Four directors served on the Audit Committee for all or part of fiscal year 2022. Each member of the Audit Committee is independent within the meaning of applicable Nasdaq Rules and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act. The Audit Committee operates under a written charter approved by the Board.
Management is responsible for the Company’s internal control and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of Skyworks’ consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report concerning such financial statements. In addition, the Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s internal controls and for issuing an opinion on the effectiveness thereof. The Audit Committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the Audit Committee met with management and representatives of KPMG LLP, the Company’s independent registered public accounting firm, and reviewed and discussed the audited financial statements for fiscal year 2022, results of the internal and external audit examinations, evaluations of the Company’s internal controls, and the overall quality of Skyworks’ financial reporting. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received the written disclosures from its independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board and the SEC regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from the Company and its management, including the matters in the written disclosures that were received by the committee from such firm.
Based upon the Audit Committee’s review and discussions described above, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal year 2022, as filed with the SEC.
THE AUDIT COMMITTEE
David P. McGlade, Chairman
Christine King
Robert A. Schriesheim

28	Proxy Statement

PROPOSAL 3:
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY” VOTE)
We are providing our stockholders with the opportunity to vote to approve, on a non-binding basis, the compensation of our Named Executive Officers as described below under “Information About Executive and Director Compensation” pursuant to Section 14A of the Exchange Act. As we describe below under “Compensation Discussion and Analysis,” our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders.
Our Board is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this Proxy Statement.
As an advisory vote, this proposal is not binding and will not overrule any decision by the Company or the Board (or any committee thereof), nor will it create or imply any change or addition to the fiduciary duties of the Company or the Board (or any committee thereof). However, our Compensation Committee and Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers. The next non-binding “say-on-pay” vote is scheduled to be held at our 2024 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BY VOTING “FOR” PROPOSAL 3
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INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION
Summary and Highlights

Our Executive Compensation Program Reflects Our Pay-for-Performance Philosophy
•
Alignment with Stockholder Interests.   We believe that through the combination of our equity-based incentive compensation program and rigorous executive stock ownership guidelines, the interests of our executives are strongly aligned with those of our long-term stockholders — namely, increasing stockholder value over time.

•
Engagement with Stockholders on Executive Compensation.   Following our 2022 Annual Meeting, we engaged in formal outreach to approximately 20 institutional stockholders. Stockholders representing approximately 29% of the Company’s shares outstanding responded to the outreach, and we held meetings with those stockholders who wanted to meet. In the meetings, institutional stockholders indicated overall support for the Company’s compensation policies and plan designs.

•
High At-Risk Compensation Levels.   The only fixed component of our Named Executive Officers’ annual compensation is base salary. All short-term cash incentive awards and long-term equity incentive awards are tied to Company performance, stock price performance, or both. The charts below show the target total direct compensation mix for fiscal year 2022 for our Chief Executive Officer and the average for the other Named Executive Officers. The target total direct compensation mix for fiscal year 2022 reflects actual salary, target short-term incentive award, the grant date fair value of the annual performance share and restricted stock unit awards, and the grant date fair value of one-time, non-recurring stock-based compensation awards.

30	Proxy Statement

Compensation Best Practices
What We Do
Heavily weight executive compensation toward “at risk,” performance-based compensation
Balance short-term and long-term incentive compensation
Use multi-year vesting for executive officer equity awards
Base half of annual performance share award on three-year relative TSR performance metric
Maintain a clawback policy providing for recovery of incentive compensation from executive officers in the event of a financial restatement
Maintain robust stock ownership guidelines for executive officers and non-executive directors
Structure our executive officer compensation program to encourage appropriate risk-taking
Benchmark pay practices against selected peer companies with whom we compete for executive talent
Solicit advice from the Compensation Committee’s independent compensation consultant
Hold annual “say-on-pay” advisory vote
Conduct regular engagement with stockholders on compensation-related topics
What We Don’t Do
Guarantee bonus payments or base salary increases
Provide single-trigger change-in-control benefits
Provide excise tax gross-up payments in connection with a change in control of the Company
Provide excessive perquisites to our executive officers
Provide retirement or pension benefits to our executive officers that are not available to employees generally
Permit hedging or other forms of speculative transactions by employees or directors
Permit pledging by employees or directors
Allow for the repricing of stock options without stockholder approval
Pay dividends or dividend equivalents on unearned performance shares or restricted stock units
Include “evergreen” provisions or “liberal” change-in-control definitions in our equity incentive award plans

Compensation Discussion and Analysis

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Named Executive Officers
This Compensation Discussion and Analysis section discusses the compensation policies and programs for our Chief Executive Officer, our Chief Financial Officer, and our three next most highly paid executive officers during fiscal year 2022, as determined under the rules of the SEC. We refer to this group of executive officers as our “Named Executive Officers.”
For fiscal year 2022, our Named Executive Officers were:
•
Liam K. Griffin, Chairman, Chief Executive Officer and President;

•
Kris Sennesael, Senior Vice President and Chief Financial Officer;

•
Reza Kasnavi, Senior Vice President, Technology and Manufacturing;

•
Carlos S. Bori, Senior Vice President, Sales and Marketing; and

•
Robert J. Terry, Senior Vice President, General Counsel and Secretary.

Engagement with Stockholders Regarding Executive Compensation
In evaluating and establishing our executive compensation policies and programs, our Compensation Committee values and actively considers the opinions expressed by our stockholders through the “say-on-pay” advisory vote at each annual stockholder meeting, as well as through our ongoing stockholder engagement efforts. At our 2022 Annual Meeting of Stockholders, approximately 86% of the votes cast approved our “say-on-pay” proposal. We interpreted this as stockholders generally approving our compensation policies and determinations for our fiscal year ended October 1, 2021 (“fiscal year 2021”) and that they were generally pleased with the updates the Compensation Committee had made for fiscal year 2022, in part after considering input from stockholders following our 2021 Annual Meeting of Stockholders.
Following the 2022 Annual Meeting and through November 2022, we engaged in formal stockholder outreach, soliciting feedback from approximately 20 institutional stockholders representing approximately 41% of the Company’s shares outstanding. Our Company management held subsequent engagement meetings with stockholders representing approximately 7% of the Company’s shares outstanding. Stockholders representing approximately 29% of the Company’s shares outstanding responded to the outreach, either with written feedback or declining the invitation to meet.
During those conversations, institutional stockholders expressed approval of the Company’s strategy, performance, and management. In addition, they indicated support for the Company’s compensation policies and plan designs. After considering this input from our stockholders, as well as evaluating practices related to executive compensation by public companies generally, and our peer group specifically, our Compensation Committee determined that in general, the Company’s existing executive compensation policies and plan designs remained appropriate and in the best interests of the Company and its stockholders.
Approach for Determining Form and Amounts of Compensation
The Compensation Committee, which is composed solely of independent directors within the meaning of applicable Nasdaq Rules and non-employee directors within the meaning of Rule 16b-3 under the Exchange Act and is described above under “Committees of the Board of Directors,” is responsible for determining all components and amounts of compensation to be paid to our Named Executive Officers, as well as any other executive officers or employees who report directly to the Chief Executive Officer. The Compensation Committee sets compensation for the Named Executive Officers, including base salary, short-term incentives, and long-term stock-based incentives, at levels generally intended to be competitive with the compensation of comparable executives in semiconductor companies with which we compete for executive talent and to link the compensation of our Named Executive Officers to improvements in the Company’s financial performance and increases in stockholder value.

32	Proxy Statement

Compensation Program Objectives
The objectives of our executive compensation program are to attract, retain, and motivate highly qualified executives to operate our business, and to link the compensation of those executives to improvements in the Company’s financial performance and increases in stockholder value. Accordingly, the Compensation Committee’s goals in establishing our executive compensation program include:
•
ensuring that our executive compensation program is competitive with a group of companies in the semiconductor industry with which we compete for executive talent;

•
providing a base salary that serves as the foundation of a compensation package that attracts and retains the executive talent needed to achieve our business objectives;

•
providing short-term variable compensation that motivates executives and rewards them for achieving Company financial performance targets;

•
providing long-term stock-based compensation that aligns the interest of our executives with stockholders by rewarding them for long-term increases in stockholder value; and

•
ensuring that our executive compensation program is perceived as fundamentally fair to our employees.

Retention of Compensation Consultant
The Compensation Committee has engaged Aon/Radford to assist in determining the components and amount of executive compensation. Aon/Radford reports directly to the Compensation Committee, through its chairman, and the Compensation Committee retains the right to terminate or replace the consultant at any time. The Compensation Committee has considered the relationships that Aon/Radford has with the Company, the members of the Compensation
Committee and our executive officers, as well as the policies that Aon/Radford has in place to maintain its independence and objectivity, and has determined that Aon/Radford’s work for the Compensation Committee has not raised any conflicts of interest. Company management also purchases published compensation and benefits surveys from Aon/Radford, and on occasion engages certain affiliates of Aon/Radford in various jurisdictions for services unrelated to executive compensation and benefits, engagements for which the Company’s management has not sought the Compensation Committee’s approval. The fees paid to Aon/Radford and its affiliates in fiscal year 2022 for these surveys and additional services did not exceed $120,000.
Use of Comparator Group Data
The Compensation Committee annually compares the components and amounts of compensation that we provide to our Chief Executive Officer and each of the other Named Executive Officers with “Comparator Group” data for each position and uses this comparison data to help inform its review and determination of base salaries, short-term incentives, and long-term stock-based compensation awards, as discussed in further detail below under “Components of Compensation.” For fiscal year 2022, the Compensation Committee approved Comparator Group data consisting of a 50/50 blend of  (i) Aon/Radford survey data of semiconductor companies (where sufficient data was not available in the Aon/Radford semiconductor survey data for a given executive position, the Comparator Group data also included survey data regarding high-technology companies), and (ii) data from the group of 15 publicly traded semiconductor companies listed below. The peer group includes many business competitors, as well as certain larger semiconductor companies with which we compete for executive talent.

Proxy Statement	33

Peer Group for Fiscal Year 2022 Compensation (“FY22 Peer Group”)(1)
Advanced Micro Devices	Marvell Technology	NXP Semiconductors	Texas Instruments
Analog Devices	Maxim Integrated Products	ON Semiconductor	Western Digital
KLA Corporation	Microchip Technology	Qorvo	Xilinx
Lam Research	Micron Technology	QUALCOMM

(1)
For the Company’s fiscal year 2022 compensation program, we made adjustments to our peer group from the prior fiscal year to improve comparability, in part in response to stockholder feedback. Specifically, we removed Applied Materials, Broadcom, and NVIDIA, all of which were significantly larger than the Company, as measured by multiple factors including market capitalization and annual revenue, and added Western Digital and NXP Semiconductors, both of which were more comparable in size to the Company.

The Compensation Committee generally seeks to make decisions regarding each Named Executive Officer’s compensation that are competitive within the Comparator Group, with consideration given to the executive’s role, responsibility, performance, and length of service. After reviewing the Comparator Group data and considering the input of Aon/Radford, the Compensation Committee established (and the full Board was advised of) the base salary, short-term incentive target, and stock-based compensation for each Named Executive Officer for fiscal year 2022. Aon/Radford advised the Compensation Committee that such components of executive compensation for fiscal year 2022 were competitive for chief executive officers and other executive officers at companies of similar size and complexity in the semiconductor industry.
In determining the compensation of our Chief Executive Officer for fiscal year 2022, the Compensation Committee focused on (i) competitive levels of compensation for chief executive officers who are leading a company of similar size and complexity, (ii) the importance of retaining and incentivizing a chief executive officer with the strategic, financial, and leadership skills necessary to ensure our continued growth and success, (iii) our Chief Executive Officer’s role relative to the other Named Executive Officers, (iv) input from the full Board on our Chief Executive Officer’s performance, and (v) the length of our Chief Executive Officer’s service to the Company. Our Chief Executive Officer was not present during the voting or deliberations of the Compensation Committee concerning his compensation.
The Compensation Committee considered the recommendations of the Chief Executive Officer regarding the compensation of the other Named Executive Officers and each of his other direct reports. These recommendations were based on an assessment of each individual’s responsibilities, experience, performance, and contribution to the Company’s performance, and also took into account internal factors such as scope of role and level in the organization, in addition to external factors such as the current environment for attracting and retaining executives.
Components of Compensation
The key elements of compensation for our Named Executive Officers are base salary, short-term incentives, long-term stock-based incentives, and health and welfare benefits. For fiscal year 2022, the Compensation Committee sought to make decisions that would result in each Named Executive Officer’s target total direct compensation being competitive within the Comparator Group, with consideration given to the executive’s role, responsibility, performance, and length of service.
Base Salary
The Compensation Committee determines a competitive base salary for each executive officer using the Comparator Group data and input provided by Aon/Radford. In order to provide flexibility in consideration of differences in individual executives’ scope of responsibilities, length of service, and performance, the Compensation Committee did not target a specific percentile of the Comparator Group for

34	Proxy Statement

executive officer salaries; however, the salaries of the executive officers were generally near the median of the Comparator Group. The base salary increases for fiscal year 2022 for each Named Executive Officer, as reflected in the table below, were based on the market-based salary adjustments recommended by Aon/Radford as well as recommendations by the Chief Executive Officer (for Named Executive Officers other than himself).
	FY2022 Base Salary ($)	FY2021 Base Salary ($)	Increase (%)
Liam K. Griffin	1,130,000	1,075,000	5.1%
Kris Sennesael	588,000	560,000	5.0%
Reza Kasnavi(1)	557,000	525,000	6.1%
Carlos S. Bori	520,000	475,000	9.5%
Robert J. Terry	522,000	492,000	6.1%

(1)
Mr. Kasnavi was not a Named Executive Officer prior to fiscal year 2022.

Short-Term Incentives
Overview
Our short-term incentive compensation plan for executive officers is established annually by the Compensation Committee and is intended to motivate and reward executives by tying a significant portion of their total cash compensation to the Company’s achievement of pre-established performance goals that are generally one year or less in duration. The Compensation Committee believes that pre-established performance goals under the Company’s short-term incentive compensation plan for executive officers should generally be measured over a one-year performance period. Beginning with the Company’s fiscal year ended October 2, 2020 (“fiscal year 2020”) and continuing to the present, the Compensation Committee has established annual short-term compensation incentive plans with two six-month performance periods as a result of significant market uncertainties.
With respect to the Fiscal Year 2022 Executive Incentive Plan (the “Incentive Plan”) adopted by the Compensation Committee on December 15, 2021, the Compensation Committee determined that in light of continued uncertainties resulting from geopolitical concerns and global supply chain challenges affecting the Company and its customers, which made forecasting difficult, semi-annual performance periods would be appropriate for fiscal year 2022. Nevertheless, when the Compensation Committee set the performance goals for the second half of fiscal year 2022 in May 2022, it adopted the performance goals discussed when the Incentive Plan was first implemented in December 2021. The Compensation Committee has committed to returning to one-year performance periods for the short-term compensation incentive plan as soon as it determines that market conditions would allow the establishment of meaningful full-year performance goals.
Incentive Opportunities
For each executive officer, short-term incentive compensation at the “target” level is designed to be near the median short-term incentive compensation of the Comparator Group. After reviewing Comparator Group data, the Compensation Committee determined that the target incentive under the Incentive Plan, as a percentage of base salary, for each of the Named Executive Officers should not be changed, as compared to the target incentives under the prior year’s short-term incentive plan.
The following table shows the range of short-term incentive compensation that each Named Executive Officer could earn in fiscal year 2022 as a percentage of such executive officer’s annual base salary.
	Threshold	Target	Maximum
Chief Executive Officer	80%	160%	320%
Chief Financial Officer	50%	100%	200%
Other Executive Officers	40%	80%	160%
Performance Goals
In December 2021 and May 2022, the Compensation Committee established performance goals for the applicable semi-annual performance period, with each executive eligible

Proxy Statement	35

to earn up to half of his or her annual short-term incentive compensation with respect to each six-month period. Under the Incentive Plan, any unearned amounts with respect to the first performance period were to be forfeited and could not be earned later based on performance during the second performance period or full-year performance. Payments under the Incentive Plan were based on achieving revenue and non-GAAP operating income performance goals, each of which was weighted at 50% for each respective performance period. The non-GAAP operating income performance goal is based on the Company’s publicly disclosed non-GAAP operating income3 after accounting for any incentive award payments, including those to be made under the Incentive Plan.
The target level performance goals were established by the Compensation Committee under the Incentive Plan after reviewing the Company’s historical operating results and growth rates as well as the Company’s expected future results relative to peers and were designed to require significant effort and operational success on the part of our executives and the Company. The maximum level performance goals established by the Compensation Committee have historically been difficult to achieve and are designed to represent outstanding performance that the Compensation Committee believes should be rewarded.
As discussed above, for the second half of fiscal year 2022, the Compensation Committee adopted the performance goals discussed when the Incentive Plan was first implemented in December 2021. The Compensation Committee made this decision despite expectations for revenue and non-GAAP operating income during the second half of fiscal year 2022 that were lower than the Company’s original operating plan. This resulted in the performance goals being even more difficult to achieve.
The performance goals established under the Incentive Plan for fiscal year 2022 were as follows:
	Revenue		Non-GAAP Operating Income
(in millions)	1st Half	2nd Half	1st Half	2nd Half
Threshold	$2,485	$2,515	$927	$948
Target	$2,715	$2,750	$1,027	$1,053
Maximum	$2,790	$2,830	$1,062	$1,088
The Incentive Plan stipulated that payouts to executives following the end of the fiscal year, under either of the metrics, were conditioned upon the Company achieving full-year non-GAAP operating income of  $1.1 billion.
Calculation of Incentive Plan Payments
Under the Incentive Plan, upon completion of the first six months of the fiscal year, the Compensation Committee determined the extent to which the Company’s performance goals for the first performance period were attained, reviewed the CEO’s recommended payouts under the Incentive Plan, and approved the awards to be made under the Incentive Plan with respect to the first performance period. Upon completion of the fiscal year, the Compensation Committee completed the same process with respect to the second performance period. Payments with respect to the first performance period were capped at 100% of the first half target level attributable to the applicable metric, with amounts over the target level held back and paid after the end of the fiscal year upon certification that the Company had achieved its nominal level of non-GAAP operating income for the fiscal year.
Achievement under the performance goals at the “threshold,” “target,” or “maximum” level corresponds to payment under the Incentive Plan at the “threshold,” “target,” or “maximum” percentage, as applicable, with such percentage multiplied by the executive’s base salary for the six-month period and then multiplied by the weighting assigned to that performance goal. The payout for achievement under the performance

3
Non-GAAP operating income typically excludes from GAAP operating income the following: share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, settlements, gains, losses, and impairments and restructuring-related charges.

36	Proxy Statement

goals between either the “threshold” and “target” levels or the “target” and “maximum” levels would be based on linear interpolation between the two relevant amounts.
Each executive’s payment under the Incentive Plan is calculated by evaluating achievement of each performance goal individually, determining the portion of the total eligible incentive payment earned with respect to each such performance goal, and totaling the resulting amounts. The Compensation Committee retained the discretion to make payments, upon consideration of recommendations by the Chief Executive Officer, even if the threshold performance goals were not met or if the nominal level of non-GAAP operating income was not met, or to make payments in excess of the maximum level if the Company’s performance exceeded the maximum performance goals. While the Compensation Committee believed it was appropriate to retain this discretion in order to make short-term incentive compensation awards in appropriate extraordinary circumstances, no such adjustments were actually made.
Fiscal Year Results
For the first half of fiscal year 2022, the Company’s revenue and non-GAAP operating income achieved were $2,846 million and $1,077 million, respectively, resulting in a short-term compensation award for each Named Executive Officer with respect to such performance period equal to his or her maximum payment level, or 200% of the target payment level. A payment of the target amount was made to each Named Executive Officer in May 2022, with the remainder held back for potential payment following the completion of the fiscal year. For the second half of fiscal year 2022, the Company’s revenue and non-GAAP operating income achieved were $2,640 million and $968 million, respectively, resulting in a short-term compensation award for each Named Executive Officer with respect to such performance period equal to 68% of the target payment level. In November 2022, upon certifying that the nominal level of non-GAAP operating income had been achieved for the fiscal year, the Compensation Committee approved payment of the short-term incentive achieved with respect to the second performance period as well as payment of the remaining portion of the short-term incentive achieved with respect to the first performance period, which had been held back. The Compensation Committee did not exercise discretion, either upward or downward, to executives’ payments under the Incentive Plan.
The following table shows the Company’s achievement under the Incentive Plan:
	Revenue		Operating Income
(in millions)	1st Half	2nd Half	1st Half	2nd Half
Threshold	$2,485	$2,515	$927	$948
Target	$2,715	$2,750	$1,027	$1,053
Maximum	$2,790	$2,830	$1,062	$1,088
Achieved	$2,846	$2,640	$1,077	$968
Long-Term Stock-Based Compensation
Overview
The Compensation Committee generally makes long-term stock-based compensation awards to executive officers on an annual basis. Long-term stock-based compensation awards are intended to align the interests of our executive officers with those of our stockholders and to reward our executive officers for increases in stockholder value over periods of time greater than one year. It is the Company’s practice to make stock-based compensation awards to executive officers in November of each year at a prescheduled Compensation Committee meeting. For fiscal year 2022, the Compensation Committee made an annual stock-based compensation award to each of the Named Executive Officers on November 10, 2021, at a regularly scheduled Compensation Committee meeting.
Fiscal Year 2022 Stock-Based Compensation Awards
In making annual stock-based compensation awards to executive officers for fiscal year 2022, the Compensation Committee first reviewed the Comparator Group grant data by executive position. The Compensation Committee used that data to inform its determination of a target dollar value for the long-term stock-based award for each executive officer, as set forth in the table

Proxy Statement	37

below, targeting awards for fiscal year 2022 that were competitive within the Comparator Group. Each executive officer was granted a performance share award (“PSA”) and a restricted stock unit (“RSU”) award equivalent to 60% and 40%, respectively, of the dollar value of the executive’s fiscal year 2022 stock-based award, calculating the number of shares subject to each award using the fair market value of the Company’s common stock on the date of such award and an assumption that the Company would achieve the “target”
level of performance required to earn the PSA. The Compensation Committee’s rationale for awarding PSAs is to further align the executive’s interests with those of our stockholders by using equity awards that will vest only if the Company achieves pre-established performance goals, and we believe the Compensation Committee’s decision to award a portion of the PSAs subject to metrics measured over a multi-year performance period more closely aligns the executive’s interests with those of our stockholders.

Name	Value of FY22 Stock-Based Award(1)	Number of Shares Subject to PSAs, at Target(2)	Number of Shares Subject to RSUs(2)
Liam K. Griffin	$12,750,000	47,720	31,813
Kris Sennesael	$4,025,000	15,064	10,043
Reza Kasnavi	$3,910,000	14,634	9,756
Carlos S. Bori	$3,910,000	14,634	9,756
Robert J. Terry	$3,220,000	12,051	8,034

(1)
The grant date fair values of these stock-based awards as disclosed further below in the “Summary Compensation Table” and the “Grants of Plan-Based Awards Table” differ from the values stated above due to the grant date fair value of the PSAs being computed using a Monte Carlo simulation to value the portion of the award related to TSR percentile ranking, in accordance with the provisions of ASC 718.

(2)
Reflects the dollar value of the award, divided by $160.31 per share, which was the closing price of the Company’s common stock on the Nasdaq Global Select Market on November 10, 2021.

After setting award levels by position and evaluating our business needs for the attraction and retention of executives and employees as well as internal and external circumstances impacting the Company and its employees, the Compensation Committee also reviewed the Comparator Group data to set the aggregate number of shares of the Company’s common stock that would be made available for annual equity awards to eligible non-executive employees of the Company, as a percentage of the total number of the outstanding shares of the Company’s common stock.
FY22 PSAs
The PSAs granted on November 10, 2021 (the “FY22 PSAs”), have both “performance” and “continued employment” conditions that must be met in order for the executive to receive shares underlying the award.
The “performance” condition of the FY22 PSAs compares the Company’s performance under three distinct metrics during the applicable performance period against a range of pre-established targets, as follows:

	Percentage of Aggregate Target Level Shares	Performance Period	Vesting
Target Level Shares with Respect to Emerging Revenue Growth Metric(1)	25%	Fiscal Year 2022	100% at the End of Year Two
Target Level Shares with Respect to EBITDA Margin Percentile Ranking Metric(2)	25%	Fiscal Years 2022-2023	100% at the End of Year Two
Target Level Shares with Respect to TSR Percentile Ranking Metric(3)	50%	Fiscal Years 2022-2024	100% at the End of Year Three

38	Proxy Statement

(1)
The emerging revenue growth metric measures the Company’s year-over-year revenue growth in certain key product categories, each of which represents an identified longer-term growth market for the Company.

(2)
The EBITDA margin percentile ranking metric measures the Company’s EBITDA margin achieved relative to the companies in our FY22 Peer Group during a two-year performance period comprising the Company’s fiscal years 2022 and 2023. For purposes of the EBITDA margin percentile ranking metric, EBITDA margin is calculated by dividing EBITDA by revenue for the applicable period, where EBITDA is defined as non-GAAP operating income, plus depreciation and amortization, for the applicable period. With respect to the Company and each FY22 Peer Group company, EBITDA and revenue are calculated based on publicly reported financial information for the applicable period (which for the FY22 Peer Group companies consists of the eight-quarter period that ends closest to, but not later than, October 1, 2023).4 When calculating the Company’s EBITDA margin, the impact of any acquisition or disposition occurring within the performance period is excluded if the revenue attributable to such acquisition or disposition exceeds $50 million during such period.

(3)
The TSR percentile ranking metric measures the Company’s percentile ranking achieved with respect to its peer group. The peer group for purposes of the TSR percentile ranking metric includes each of the companies in the Philadelphia Semiconductor Index as of November 10, 2021, but excludes any such company that during the three-year performance period is acquired by or merged with (or enters into an agreement to be acquired by or merged with) another entity. For purposes of the PSA award, TSR for the Company and for each company in the peer group is calculated using a starting price and ending price, which consist of the average of the closing prices for each trading day during the sixty (60) consecutive calendar days ending on, and including, the last trading day before the measurement period begins and the last trading day of the measurement period, respectively, assuming dividend reinvestment and adjusting for stock splits, as applicable.

The semiconductor industry generally and, in particular, many of the markets into which the Company sells its connectivity products, are characterized by constant and rapid technological change, continuous product evolution, and short product life cycles, including annual product refreshes in some cases. Recognizing that a significant driver of long-term growth is our ability to identify and execute on emerging revenue growth opportunities, the Compensation Committee retained emerging revenue growth as a key metric and determined that 25% of the target value under the FY22 PSAs should continue to be measured based on a one-year performance period.
Specifically, the Compensation Committee retained emerging revenue growth as a one-year metric appropriate for focusing our management team on long-term value creation, given that revenue growth over the next several years is highly dependent on executing in certain product categories that have higher growth potential. In light of stockholder feedback following the 2021 Annual Meeting of Stockholders, the Compensation Committee determined that shares earned pursuant to the emerging revenue growth metric would not vest until the two-year anniversary of the grant date. For the FY22 PSAs, the Compensation Committee determined, in part in response to stockholder feedback, to replace the one-year design win metric used in PSAs granted in fiscal years 2020 and 2021 with a two-year EBITDA margin percentile ranking metric that measures our performance relative to our FY22 Peer Group. The previously used design win metric measured our success in achieving specific product design wins with a key customer that were governed by contractual confidentiality obligations, so we could not publicly disclose threshold, target and maximum performance goals for that metric. The EBITDA margin percentile ranking metric provides enhanced transparency because the threshold, target and maximum performance goals can be clearly disclosed. To incentivize above-median performance, the Compensation Committee set the target percentile for the EBITDA margin percentile ranking metric at the 55th percentile of our FY22 Peer Group. As in prior years, the remaining half of the target value under the FY22 PSAs was based on three-year TSR percentile ranking, which the Compensation Committee believed provides an appropriate balance to the one-year and two-year measurement periods.

The specific pre-established performance goals under the emerging revenue growth, EBITDA margin percentile ranking and TSR percentile ranking metrics are as follows:

4
When calculating the EBITDA margin percentile ranking, the performance of a company in the FY22 Peer Group will be included if during the performance period such company in the FY22 Peer Group publicly reports quarterly financial results for at least six consecutive quarters out of the eight applicable quarters.

Proxy Statement	39

Company Metric	Threshold	Target	Maximum
1-year Emerging Revenue Growth (%)	2.5%	10.0%	20.0%
2-year EBITDA Margin Percentile Ranking	25th	55th	75th
3-year TSR Percentile Ranking	25th	55th	90th
As with the Incentive Plan, the pre-established targets under the FY22 PSAs were established by the Compensation Committee after reviewing the Company’s historical operating results and growth rates as well as the Company’s expected future results relative to peers and were designed to require significant effort and operational success on the part of our executives and the Company:
•
Emerging Revenue Growth Metric:   The target level was set at 10%, representing above-market annual growth, the maximum level was set at 20%, which the Compensation Committee believed represented outstanding performance that would be difficult to achieve, and the threshold level was set at 2.5% as a result of continued market uncertainties related to the COVID-19 pandemic. The threshold, target and maximum levels vary year to year as a result of the composition of what, as part of the Company’s product portfolio, comprises emerging revenue. For fiscal year 2022, emerging revenue growth was based on driving growth in the following key product categories: automotive, BAW-enabled device (i.e., a product containing at least one bulk acoustic wave filter) and audio device products, as well as products sold by Mixed Signal Solutions (i.e., the Infrastructure and Automotive business that the Company acquired from Silicon Laboratories, Inc. in July 2021) (“MSS”).

•
EBITDA Margin Percentile Ranking Metric:   The Compensation Committee set the target percentile at the 55th percentile of the FY22 Peer Group in order to further incentivize above-median performance.

•
TSR Percentile Ranking Metric:   Consistent with the prior year’s award, the Compensation Committee set the target percentile at the 55th percentile of the applicable peer group in order to further incentivize above-median performance.

The number of shares issuable under the FY22 PSAs corresponds to the level of achievement of the performance goals, as follows (subject to linear interpolation for amounts between “threshold” and “target” or “target” and “maximum”):
	Performance Achieved
	Threshold	Target	Maximum
% of Target Level Shares Earned with Respect to Emerging Revenue Growth Metric	50%	100%	200%
% of Target Level Shares Earned with Respect to EBITDA Margin Percentile Ranking Metric	50%	100%	200%
% of Target Level Shares Earned with Respect to TSR Percentile Ranking Metric	50%	100%	300%

40	Proxy Statement

The “continued employment” condition of the FY22 PSAs provides that, to the extent that the performance goals are met, the shares earned under such metrics would vest as follows (provided, in each case, that the executive remains employed by the Company through each such vesting date):
	Anniversary of Grant Date(1)
	Two Year	Three Year
% of Shares Earned with Respect to Emerging Revenue Growth Metric	100%
% of Shares Earned with Respect to EBITDA Margin Percentile Ranking Metric	100%
% of Shares Earned with Respect to TSR Percentile Ranking Metric		100%

(1)
In the event of termination by reason of death or permanent disability, the holder of an FY22 PSA (or the holder’s estate) would receive any earned but unissued shares that would have been issuable thereunder during the remaining term of the award.

During fiscal year 2021, the base period against which fiscal year 2022 emerging revenue performance was measured, the Company achieved revenue in the specified key product categories of  $1,387 million. The base period emerging revenue included revenue from the automotive, BAW-enabled device and audio product categories, as well as revenue generated by MSS, which was acquired by the Company in July 2021, including MSS’s revenue during fiscal year 2021 that preceded the acquisition. During fiscal year 2022, the Company achieved revenue in the specified key product categories of $2,205 million, representing emerging revenue growth of 59%, which exceeds the “maximum” level of performance. This growth was driven by strong performance in the BAW-enabled and MSS product categories. This resulted in the Company achieving 200% of the target level of shares for such metric. The shares earned under this metric will be issued in November 2023, provided that the Named Executive Officer meets the continued employment condition.
Outstanding PSAs at the End of Fiscal Year 2022
As summarized in the table below of the annual PSA grants made to Named Executive Officers since our fiscal year ended September 28, 2018 (“fiscal year 2018”) (the first year in which the Compensation Committee awarded PSAs subject to a metric measured over a three-year performance period), achievement of the TSR percentile ranking metric under the FY22 PSAs, which is subject to a three-year performance period, will be determined following the conclusion of the Company’s fiscal year ending September 27, 2024 (“fiscal year 2024”). During the three-year performance period under the fiscal year 2020 PSAs comprising the Company’s fiscal years 2020, 2021, and 2022, the Company achieved a TSR of 37% resulting in its ranking in the 23rd percentile against the applicable peer group. As a result of failing to achieve the threshold TSR percentile ranking metric, no shares were earned by the Named Executive Officers with respect to such metric, and all PSAs with respect to such metric were cancelled.

Proxy Statement	41

PSA Fiscal Year	Grant Date	Metric	Performance Period	Achieved (% of Target)
FY18	11/7/2017	Non-GAAP EBITDA Growth 3-year TSR Percentile Ranking	FY18 FY18 — FY20	99.8% 0%
FY19	11/6/2018	Non-GAAP EBITDA Growth 3-year TSR Percentile Ranking	FY19 FY19 — FY21	0% 74.1%
		Emerging Revenue Growth	FY20	200%
FY20	11/5/2019	Design Wins	FY20	200%
		3-year TSR Percentile Ranking	FY20 — FY22	0%
		Emerging Revenue Growth	FY21	200%
FY21	11/11/2020	Design Wins	FY21	200%
		3-year TSR Percentile Ranking	FY21 — FY23	Perf. Period in Progress(1)
		Emerging Revenue Growth	FY22	200%
FY22	11/10/2021	EBITDA Margin Percentile Ranking	FY22 — FY23	Perf. Period in Progress(2)
		3-year TSR Percentile Ranking	FY22 — FY24	Perf. Period in Progress(3)

(1)
As of January 20, 2023, performance under this metric during the applicable performance period was below the “threshold” level of performance.

(2)
As of January 20, 2023, performance under this metric during the applicable performance period was between the “target” and “maximum” levels of performance.

(3)
As of January 20, 2023, performance under this metric during the applicable performance period was below the “threshold” level of performance.

Other Compensation and Benefits
We provide other benefits to our executive officers that are intended to be part of a competitive overall compensation program and are not tied to any company performance criteria. Consistent with our objective of having compensation programs that are considered fair to our employees, executive officers are eligible to participate in the Company’s medical, dental, vision, life, and disability insurance plans, as well as the Company’s 401(k) Savings and Retirement Plan and Employee Stock Purchase Plan, under the same terms as such benefits are offered to other benefits-eligible employees. We do not provide executive officers with any enhanced retirement benefits (i.e., executive officers are subject to the same limits on contributions as other employees, as we do not offer any supplemental executive retirement plan or other similar non-qualified deferred compensation plan), and they are eligible for 401(k) company-match contributions under the same terms as other employees.
We offered executives the opportunity to participate in a reimbursement program for fiscal year 2022 providing up to an aggregate of $20,000 to each executive for the purchase of financial planning services, estate planning services, personal tax planning and preparation services, and/or an executive physical. No tax gross-up was provided for such reimbursements. In fiscal year 2022, each of the Named Executive Officers received reimbursement in connection with such services.
Severance and Change-in-Control Benefits
None of our executive officers, including the Named Executive Officers, has an employment agreement that provides a specific term of employment with the Company. Accordingly, the employment of any such employee may be terminated at any time. We do provide certain benefits to our Named Executive Officers upon certain qualifying terminations of employment and in connection with terminations of employment under certain circumstances following a change in control. A description of the material terms of our severance and change-in-control arrangements with the Named Executive Officers can be found immediately below and further below under “Potential Payments Upon Termination or Change in Control.”

42	Proxy Statement

The Compensation Committee believes that severance protections can play a valuable role in recruiting and retaining superior talent. Severance and other termination benefits are an effective way to offer executives financial security to incent them to forego an opportunity with another company. These agreements also protect the Company as the Named Executive Officers are bound by non-solicit covenants for a period of twelve (12) months after termination of employment. Outside of the change-in-control context, each Named Executive Officer is entitled to severance benefits if his or her employment is involuntarily terminated by the Company without cause and, in the case of the Chief Executive Officer, if he terminates his own employment for good reason (as defined in the Chief Executive Officer’s change-in-control agreement). The level of each Named Executive Officer’s cash severance or other termination benefit is generally tied to his or her annual base salary and short-term incentive amounts.
Additionally, each Named Executive Officer would receive enhanced severance benefits and accelerated vesting of equity awards if his or her employment were terminated under certain circumstances in connection with a change in control of the Company. These benefits are described in detail further below under “Potential Payments Upon Termination or Change in Control.” The Compensation Committee believes these enhanced severance benefits and accelerated vesting are appropriate because the occurrence, or potential occurrence, of a change-in-control transaction would likely create uncertainty regarding the continued employment of executive officers that typically occurs in a change-in-control context, and such severance benefits and accelerated vesting encourage the Named Executive Officers to remain employed with the Company through the change-in-control process and to focus on enhancing stockholder value both before and during the process. In addition, the vesting protection helps assure the Named Executive Officers that they will not lose the expected value of their equity awards because of a change in control of the Company.
Executive Officer Stock Ownership Requirements
We have adopted executive officer stock ownership guidelines with the objective of more closely aligning the interests of our executive officers with those of our stockholders. Under the executive officer stock ownership guidelines, our Named Executive Officers are each required to hold the lower of  (a) the number of shares with a fair market value equal to the applicable multiple of such executive’s current base salary, or (b) the applicable number of shares, each as set forth in the table below. All of our Named Executive Officers are in compliance with the executive officer stock ownership guidelines as of the date hereof.

	Multiple of Annual Base Salary(1)	Shares
Chief Executive Officer	6	96,900
Chief Financial Officer	2.5	21,000
Senior Vice President, Technology and Manufacturing	2.5	19,900
Senior Vice President, Sales and Marketing	2.5	18,600
Senior Vice President and General Counsel	2.5	18,600

(1)
For purposes of the executive officer stock ownership guidelines, the fair market value of the Company’s common stock is the average closing price per share of the Company’s common stock as reported on the Nasdaq Global Select Market (or if the common stock is not then traded on such market, such other market on which the common stock is traded) for the twelve (12) month period ending with the determination date.

Executive Compensation Recoupment Policy (“Clawback”)
In March 2022, the Company adopted an executive compensation recoupment policy that applies to both cash and equity incentive compensation for executive officers. Under this policy, if we are required to prepare an accounting restatement for one or more periods due to material noncompliance with any financial

Proxy Statement	43

reporting requirement under the U.S. federal securities laws, the Board or a committee of independent directors authorized by the Board will investigate the circumstances to determine whether an act or omission of a current or former executive officer, involving fraud or intentional misconduct, contributed to the circumstances resulting in the restatement. Following the investigation, we may require repayment of certain incentive-based compensation received by the executive officer in the three-year period preceding restatement. The Company is planning to adopt an updated executive compensation recoupment policy that will be in compliance with SEC rules and the new Nasdaq rules (once such rules become effective).
Prohibition on Hedging and Certain Other Transactions
We prohibit our directors, officers, and employees (or any of their designees) from directly or indirectly engaging in the following transactions with respect to securities of the Company:
•
selling short, including short sales “against the box”;

•
buying or selling put or call options; or

•
purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of securities of the Company, whether through the use of traded securities, privately negotiated derivative securities, or synthetic financial instruments.

In addition, we prohibit our directors, officers, and employees from purchasing Company securities on margin, borrowing against Company securities held in a margin account, or pledging Company securities as collateral for a loan.
Compliance with Internal Revenue Code Section 162(m)
For fiscal year 2022, the Company will be unable to deduct compensation in excess of  $1 million paid to certain executive officers, as specified under Section 162(m) of the Internal Revenue Code (“IRC”). The Compensation Committee uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders.

44	Proxy Statement

Compensation Tables for Named Executive Officers

Summary Compensation Table
The following table summarizes compensation earned by, or awarded or paid to, our Named Executive Officers for fiscal year 2022, fiscal year 2021, and our fiscal year ended September 27, 2020 (“fiscal year 2020”).
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Liam K. Griffin	2022	1,124,289	13,087,793	2,423,906	31,174	16,667,162
Chairman, Chief Executive Officer and President	2021	1,070,223	11,612,745	3,440,000	27,453	16,150,421
	2020	1,043,888	17,430,589	3,292,800	33,162	21,800,439
Kris Sennesael	2022	585,092	4,131,556	788,306	17,384	5,522,338
Senior Vice President and Chief Financial Officer	2021	556,885	3,589,223	1,120,000	15,203	5,281,311
	2020	537,192	5,677,593	1,060,000	18,591	7,293,376
Reza Kasnavi(4)	2022	553,677	4,013,570	597,396	33,910	5,198,553
Senior Vice President, Technology and Manufacturing
Carlos S. Bori	2022	515,327	4,013,570	557,713	15,324	5,101,934
Senior Vice President, Sales and Marketing	2021	473,131	3,061,420	760,000	17,154	4,311,705
	2020	463,189	4,856,262	731,200	15,444	6,066,095
Robert J. Terry	2022	518,885	3,305,147	559,858	22,731	4,406,621
Senior Vice President, General Counsel and Secretary	2021	490,027	2,850,298	787,200	16,045	4,143,570
	2020	479,396	4,431,833	756,800	15,994	5,684,023

(1)
The amounts in the Stock Awards column represent the grant date fair values, computed in accordance with the provisions of FASB ASC Topic 718 — Compensation — Stock Compensation (“ASC 718”), of PSAs and RSUs granted during the applicable fiscal year, without regard to estimated forfeiture rates. For fiscal years 2020, 2021, and 2022, assuming the highest level of performance achievement with respect to the PSAs, the grant date fair values of the Stock Awards would be as follows: Mr. Griffin (FY 2020: $25,430,512; FY 2021: $14,912,691; FY 2022: $16,912,789), Mr. Sennesael (FY 2020: $6,637,546; FY 2021: $4,609,190; FY 2022: $5,339,011), Mr. Kasnavi (FY 2022: $5,886,558), Mr. Bori (FY 2020: $5,666,259; FY 2021: $3,931,401; FY 2022: $5,186,558), and Mr. Terry (FY 2020: $5,211,819; FY 2021: $3,660,286; FY 2022: $4,271,095). For a description of the assumptions used in calculating the fair value of equity awards in fiscal year 2022 under ASC 718, see Note 10 of the Company’s financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC on November 23, 2022.

(2)
Reflects amounts paid to the Named Executive Officers pursuant to the executive incentive plan adopted by the Compensation Committee for each year indicated.

(3)
“All Other Compensation” includes the Company’s contributions to the executive’s 401(k) Plan account, the cost of group term life insurance premiums, and financial planning benefits. For fiscal year 2022, it specifically includes $12,200 in Company contributions to each Named Executive Officer’s 401(k) Plan account, as well as $14,072, $2,562, $20,000, and $7,791 in financial planning benefits for Messrs. Griffin, Sennesael, Kasnavi and Terry, respectively.

(4)
Mr. Kasnavi was not a Named Executive Officer prior to fiscal year 2022.

Proxy Statement	45

Grants of Plan-Based Awards Table
The following table summarizes all grants of plan-based awards made to the Named Executive Officers in fiscal year 2022, including incentive awards payable under the Incentive Plan.
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock Or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Liam K. Griffin		904,000	1,808,000	3,616,000
	11/10/2021				23,860	47,720	119,300		7,987,851	(4)
	11/10/2021							31,813	5,099,942	(5)
Kris Sennesael		294,000	588,000	1,176,000
	11/10/2021				7,532	15,064	37,660		2,521,563	(4)
	11/10/2021							10,043	1,609,993	(5)
Reza Kasnavi		222,800	445,600	891,200
	11/10/2021				7,317	14,634	36,585		2,449,585	(4)
	11/10/2021							9,756	1,563,984	(5)
Carlos S. Bori		208,000	416,000	832,000
	11/10/2021				7,317	14,634	36,585		2,449,585	(4)
	11/10/2021							9,756	1,563,984	(5)
Robert J. Terry		208,800	417,600	835,200
	11/10/2021				6,025	12,051	30,127		2,017,217	(4)
	11/10/2021							8,034	1,287,931	(5)

(1)
The amounts shown represent the potential value of awards earned under the Incentive Plan. The amounts actually paid to the Named Executive Officers under the Incentive Plan are shown above in the “Summary Compensation Table” under “Non-Equity Incentive Plan Compensation.” For a more complete description of the Incentive Plan, please see description above under “Components of Compensation — Short-Term Incentives.”

(2)
The amounts shown represent shares potentially issuable pursuant to the FY22 PSAs granted on November 10, 2021, under the Company’s 2015 Long-Term Incentive Plan, as described above under “Components of Compensation — Long-Term Stock-Based Compensation.”

(3)
Represents shares underlying RSU awards granted under the Company’s 2015 Long-Term Incentive Plan. Each RSU award vests over four years at a rate of twenty-five percent (25%) per year commencing one year after the grant date and on each subsequent anniversary of the grant date for the following three years, provided the executive remains employed by the Company through each such vesting date.

(4)
Reflects the grant date fair value of the FY22 PSAs, computed in accordance with the provisions of ASC 718, using (a) a Monte Carlo simulation (which weights the probability of multiple potential outcomes) to value the portion of the award related to TSR percentile ranking, and (b) a price of  $160.31 per share, which was the closing sale price of the Company’s common stock on the Nasdaq Global Select Market on November 10, 2021, to value the portion of the award related to emerging revenue growth and design wins, assuming performance at the “target” level. For a description of the assumptions used in calculating the fair value of equity awards granted in fiscal year 2022 under ASC 718, see Note 10 of the Company’s financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC on November 23, 2022.

(5)
Reflects the grant date fair value of the RSUs granted on November 10, 2021, computed in accordance with the provisions of ASC 718 using a price of  $160.31 per share, which was the closing price of the Company’s common stock on the Nasdaq Global Select Market on November 10, 2021.

46	Proxy Statement

Outstanding Equity Awards at Fiscal Year End Table
The following table summarizes the unvested stock awards and all stock options held by the Named Executive Officers as of the end of fiscal year 2022.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that Have Not Vested ($)(1)
Liam K. Griffin	13,211	—	77.66	11/9/2023	22,936	(2)	1,955,753	15,194	(8)	1,295,592
					23,860	(3)	2,034,542	11,468	(9)	977,876
					12,100	(4)	1,031,767	35,790	(10)	3,051,813
					20,258	(5)	1,727,400
					22,937	(6)	1,955,838
					31,813	(7)	2,712,694
Kris Sennesael	40,000	—	75.22	8/29/2023	7,088	(2)	604,394	4,862	(8)	414,583
	12,770	—	77.66	11/9/2023	7,532	(3)	642,254	3,544	(9)	302,197
					3,388	(4)	288,895	11,298	(10)	963,380
					6,482	(5)	552,720
					7,089	(6)	604,479
					10,043	(7)	856,367
Reza Kasnavi					6,880	(2)	586,658	4,102	(8)	349,778
					7,318	(3)	624,006	3,440	(9)	293,329
					2,420	(4)	206,353	10,974	(10)	935,753
					5,470	(5)	466,427
					6,880	(6)	586,658
					9,756	(7)	831,894
Carlos S. Bori					6,046	(2)	515,542	4,102	(8)	349,778
					7,318	(3)	624,006	3,023	(9)	257,771
					3,267	(4)	278,577	10,974	(10)	935,753
					5,470	(5)	466,427
					6,046	(6)	515,542
					9,756	(7)	831,894
Robert J. Terry					5,628	(2)	479,900	3,950	(8)	336,816
					6,026	(3)	513,837	2,815	(9)	240,035
					2,057	(4)	175,400	9,038	(10)	770,670
					5,266	(5)	449,032
					5,629	(6)	479,985
					8,034	(7)	685,059

(1)
Reflects a price of  $85.27 per share, which was the closing sale price of the Company’s common stock on the Nasdaq Global Select Market on September 30, 2022.

(2)
Represents shares issuable under the fiscal year 2021 PSAs (“FY21 PSAs”) with respect to the remaining 50% of earned shares under two metrics, each of which was measured over a one-year performance period consisting of the Company’s fiscal year 2021, and each of which vested 50% at the end of FY21 and 50% at the end of FY22, assuming achievement at the “maximum” level of performance, and which were issued on November 11, 2022.

(3)
Represents shares issuable under the FY22 PSAs (awarded on November 10, 2021, as described above under “Components of Compensation — Long-Term Stock-Based Compensation”) with respect to the emerging revenue growth metric measured over a one-year performance period consisting of the Company’s fiscal year 2022, assuming achievement at the “maximum”

Proxy Statement	47

level of performance. One hundred percent (100%) of the shares to be earned under the FY22 PSAs with respect to this metric will be issued on November 10, 2023, to the extent earned and provided that the executive meets the continued employment condition.
(4)
Represents shares issuable under an RSU award granted on November 6, 2018, under the Company’s 2015 Long-Term Incentive Plan. The RSU award vested at a rate of 25% per year on each anniversary of the grant date until it became fully vested on November 6, 2022.

(5)
Represents shares issuable under an RSU award granted on November 5, 2019, under the Company’s 2015 Long-Term Incentive Plan. The RSU award vests at a rate of 25% per year on each anniversary of the grant date through November 5, 2023.

(6)
Represents shares issuable under an RSU award granted on November 11, 2020, under the Company’s 2015 Long-Term Incentive Plan. The RSU award vests at a rate of 25% per year on each anniversary of the grant date through November 11, 2024.

(7)
Represents shares issuable under an RSU award granted on November 10, 2021, under the Company’s 2015 Long-Term Incentive Plan. The RSU award vests at a rate of 25% per year on each anniversary of the grant date through November 10, 2025.

(8)
Represents shares issuable under the fiscal year 2020 PSAs (the “FY20 PSAs”) with respect to the TSR percentile ranking metric, assuming achievement at the “threshold” level of performance. This portion of the FY20 PSAs, which was subject to a three-year performance period, would have been issued November 5, 2022, had it been achieved.

(9)
Represents shares issuable under the FY21 PSAs with respect to the TSR percentile ranking metric, assuming achievement at the “threshold” level of performance. This portion of the FY21 PSAs, which is subject to a three-year performance period, will be issued on November 11, 2023, to the extent earned and provided that the executive meets the continued employment condition.

(10)
Represents shares issuable under the FY22 PSAs (awarded on November 10, 2021, as described above under “Components of Compensation — Long-Term Stock-Based Compensation”) with respect to the TSR percentile ranking metric, assuming achievement at the “threshold” level of performance. This portion of the FY22 PSAs, which is subject to a three-year performance period, will be issued on November 10, 2024, to the extent earned and provided that the executive meets the continued employment condition. Also represents shares issuable under the FY22 PSAs with respect to the EBITDA margin percentile ranking metric measured over a two-year performance period consisting of the Company’s fiscal years 2022 and 2023, assuming achievement at the “maximum” level of performance. This portion of the FY22 PSAs will be issued on November 10, 2023, to the extent earned and provided that the executive meets the continued employment condition.

Option Exercises and Stock Vested Table
The following table summarizes the Named Executive Officers’ option exercises and stock award vesting during fiscal year 2022.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Liam K. Griffin	—	—	211,274	34,766,022
Kris Sennesael	—	—	44,111	7,265,809
Reza Kasnavi	—	—	37,369	6,145,714
Carlos S. Bori	—	—	39,291	6,476,473
Robert J. Terry	502	8,398	32,101	5,280,556

(1)
The value realized on exercise is based on the amount by which the market price of a share of the Company’s common stock at the time of exercise exceeded the applicable exercise price per share of the exercised option.

(2)
The value realized upon vesting is determined by multiplying (a) the number of shares underlying the stock awards that vested, by (b) the closing price of the Company’s common stock on the Nasdaq Global Select Market on the applicable vesting date.

48	Proxy Statement

Potential Payments Upon Termination or Change in Control
Mr. Griffin
On May 11, 2016, in connection with the appointment of Mr. Griffin as Chief Executive Officer, the Company entered into an amended and restated Change in Control / Severance Agreement with Mr. Griffin (the “Griffin Agreement”). The Griffin Agreement sets out severance benefits that become payable if, while employed by the Company, other than following a change in control, Mr. Griffin either (i) is terminated without cause, or (ii) terminates his employment for good reason. The severance benefits provided to Mr. Griffin under either of these circumstances would consist of: (i) a lump-sum payment equal to two (2) times the sum of (A) his then-current annual base salary immediately prior to such termination and (B) the Bonus Amount (as defined below); (ii) full acceleration of the vesting of all of Mr. Griffin’s outstanding stock options, which stock options would become exercisable for a period of two (2) years after the termination date (but not beyond the expiration of their respective maximum terms), full acceleration of the vesting of all outstanding restricted stock awards, and the right to receive the number of performance shares under outstanding PSAs that are earned but unissued and that he would have earned had he remained employed through the end of the applicable performance period; and (iii) provided he is eligible for and timely elects to continue receiving group medical coverage, certain COBRA continuation for him and his eligible dependents (“COBRA continuation”) for up to fifteen (15) months after the termination date. The Bonus Amount is an amount equal to the greater of  (x) the average of the short-term cash incentive awards received for the three (3) years prior to the year in which the termination occurs, and (y) the target annual short-term cash incentive award for the year in which the termination occurs.
The Griffin Agreement also sets out severance benefits that become payable if, within the period of time commencing three (3) months prior to and ending two (2) years following a change in control, Mr. Griffin’s employment is either
(i) terminated by the Company without cause, or (ii) terminated by him for good reason (a “Qualifying Termination”). The severance benefits provided to Mr. Griffin in such circumstances would consist of the following: (i) a lump-sum payment equal to two and one-half  (2 1∕2) times the sum of  (A) his annual base salary immediately prior to the change in control, and (B) the CIC Bonus Amount (as defined below); (ii) all of Mr. Griffin’s then-outstanding stock options would become exercisable for a period of thirty (30) months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) COBRA continuation for up to eighteen (18) months after the termination date. The CIC Bonus Amount is an amount equal to the greater of  (x) the average of the annual short-term cash incentive awards received for the three (3) years prior to the year in which the change of control occurs and (y) the target annual short-term cash incentive award for the year in which the change of control occurs.
The Griffin Agreement also provides that in the event of a Qualifying Termination, Mr. Griffin is entitled to full acceleration of the vesting of all of his outstanding equity awards (including stock options, restricted stock awards, RSU awards, and all earned but unissued performance-based equity awards). At the time of a change in control, all such outstanding equity awards would continue to be subject to the same time-based vesting schedule to which the awards were subject prior to the change in control (including performance-based equity awards that are deemed earned at the time of the change in control as described below). For performance-based equity awards where the change in control occurs prior to the end of the performance period, such awards would be deemed earned as to the greater of  (i) the target level of shares for such awards, or (ii) the number of shares that would have been earned pursuant to the terms of such awards based upon performance up through and including the day prior to the date of the change in control. In the event that the successor or surviving company does not agree to assume, or to substitute for, such outstanding equity awards on substantially similar terms with substantially equivalent economic benefits as exist for such award immediately prior to the change in control,

Proxy Statement	49

then such awards would accelerate in full as of the change in control.
In the event of Mr. Griffin’s death or permanent disability (within the meaning of Section 22(e)(3) of the IRC), the Griffin Agreement provides for full acceleration of the vesting of all then-outstanding equity awards subject to time-based vesting (including stock options, restricted stock awards, RSU awards, and all performance-based equity awards where the performance period has ended and the shares are earned but unissued). The Griffin Agreement also provides that if Mr. Griffin’s death or permanent disability occurs prior to the end of the performance period of a performance-based equity award, each such award would be deemed earned as to the greater of  (i) the target level of shares for such award, or (ii) the number of shares that would have been earned pursuant to the terms of such award had he remained employed through the end of the performance period, and such earned shares would become vested and issuable to him after the performance period ends. In addition, all outstanding stock options would be exercisable for a period of twelve (12) months following the termination of employment (but not beyond the expiration of their respective maximum terms).
The Griffin Agreement is intended to be exempt from or compliant with Section 409A of the IRC and has an initial two (2) year term from May 11, 2016, and thereafter renews automatically on an annual basis for up to five (5) additional years unless either the Company or Mr. Griffin timely provides a notice of non-renewal to the other prior to the end of the then-current term. The payments due to Mr. Griffin under the Griffin Agreement are subject to potential reduction in the event that such payments would otherwise become subject to excise tax incurred under Section 4999 of the IRC, if such reduction would result in his retaining a larger amount, on an after-tax basis, than if he had received all of the payments due.
Additionally, the Griffin Agreement requires that Mr. Griffin sign a release of claims in favor of the Company before he is eligible to receive any benefits under the Griffin Agreement and contains a non-solicitation provision applicable to
Mr. Griffin while he is employed by the Company and for twelve (12) months following the termination of his employment.
The terms “change in control,” “cause,” and “good reason” are each defined in the Griffin Agreement. Change in control means, in summary: (i) the acquisition by a person or a group of 40% or more of the outstanding stock of the Company; (ii) a change, without approval by the Board, of a majority of the Board; (iii) the acquisition of the Company by means of a reorganization, merger, consolidation, or asset sale; or (iv) stockholder approval of a liquidation or dissolution of the Company. Cause means, in summary: (i) deliberate dishonesty that is significantly detrimental to the best interests of the Company; (ii) conduct constituting an act of moral turpitude; (iii) willful disloyalty or insubordination; or (iv) incompetent performance or substantial or continuing inattention to or neglect of duties. Good reason means, in summary: (i) a material diminution in his base compensation, authority, duties, responsibilities, or budget over which he retains authority; (ii) a requirement that Mr. Griffin report to a corporate officer or employee instead of reporting directly to the Board; (iii) a material change in his office location; or (iv) any action or inaction constituting a material breach by the Company of the terms of the agreement.
Mr. Sennesael, Mr. Kasnavi, Mr. Bori, and Mr. Terry
The Company entered into Change in Control / Severance Agreements with each of Mr. Sennesael, Mr. Kasnavi, Mr. Bori, and Mr. Terry on August 29, 2016, November 9, 2016, November 9, 2016, and November 10, 2016, respectively. Each such Change in Control / Severance Agreement is referred to herein as a “CIC Agreement.”
Each CIC Agreement sets out severance benefits that become payable if, within the period of time commencing three (3) months prior to and ending twelve (12) months following a change in control, the executive officer’s employment is either (i) terminated by the Company without cause, or (ii) terminated by the executive for good reason (for each such executive, a “Qualifying Termination”). The severance benefits provided to

50	Proxy Statement

the executive in such circumstances would consist of the following: (i) a lump sum payment equal to one and one-half  (1 1∕2) times the sum of  (A) his or her annual base salary immediately prior to the change in control, and (B) the CIC Bonus Amount; (ii) all of the executive’s then-outstanding stock options would remain exercisable for a period of eighteen (18) months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) COBRA continuation for up to eighteen (18) months after the termination date.
Each CIC Agreement also provides that in the event of a Qualifying Termination, the executive is entitled to full acceleration of the vesting of all of his or her outstanding equity awards (including stock options, restricted stock awards, RSU awards, and all earned but unissued performance-based equity awards). At the time of a change in control, all such outstanding equity awards would continue to be subject to the same time-based vesting schedule to which the awards were subject prior to the change in control (including performance-based equity awards that are deemed earned at the time of the change in control as described below). For performance-based equity awards where the change in control occurs prior to the end of the performance period, such awards would be deemed earned as to the greater of  (i) the target level of shares for such awards, or (ii) the number of shares that would have been earned pursuant to the terms of such awards based upon performance up through and including the day prior to the date of the change in control. In the event that the successor or surviving company does not agree to assume, or to substitute for, such outstanding equity awards on substantially similar terms with substantially equivalent economic benefits as exist for such award immediately prior to the change in control, then such awards would accelerate in full as of the change in control.
Each CIC Agreement also sets out severance benefits outside a change in control that become payable if the executive’s employment is terminated by the Company without cause. The severance benefits provided to the executive under such circumstance would consist of the following: (i) biweekly compensation continuation payments for a period of twelve (12) months, with each such compensation continuation payment being equal to the aggregate payment amount divided by twenty-six (26), where the aggregate payment is equal to the sum of  (x) his or her annual base salary, and (y) any short-term cash incentive award then due; (ii) all then-vested outstanding stock options would remain exercisable for a period of twelve (12) months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) COBRA continuation coverage for up to twelve (12) months after the termination date.
In the event of the executive’s death or permanent disability (within the meaning of Section 22(e)(3) of the IRC), each CIC Agreement provides for full acceleration of the vesting of all then-outstanding equity awards subject to time-based vesting (including stock options, restricted stock awards, RSU awards, and all performance-based equity awards where the performance period has ended and the shares are earned but unissued). Each CIC Agreement also provides that for a performance-based equity award where the executive’s death or permanent disability occurs prior to the end of the performance period, such award would be deemed earned as to the greater of  (i) the target level of shares for such award, or (ii) the number of shares that would have been earned pursuant to the terms of such award had the executive remained employed through the end of the performance period, and such earned shares would become vested and issuable to the executive after the performance period ends. In addition, all outstanding stock options would remain exercisable for a period of twelve (12) months following the termination of employment (but not beyond the expiration of their respective maximum terms).
Each CIC Agreement is intended to be exempt from or compliant with Section 409A of the IRC and has an initial two (2) year term, and thereafter renews automatically on an annual basis for up to five (5) additional years unless either the Company or the executive timely provides a notice of non-renewal to the other prior to the end of the then-current term. The payments due to each executive under his or her CIC Agreement are subject to potential reduction in the event

Proxy Statement	51

that such payments would otherwise become subject to excise tax incurred under Section 4999 of the IRC, if such reduction would result in the executive retaining a larger amount, on an after-tax basis, than if he or she had received all of the payments due.
Additionally, each CIC Agreement requires that the executive sign a release of claims in favor of the Company before he or she is eligible to receive any benefits under the agreement. Each CIC Agreement also contains non-solicitation provisions applicable to the executive while he or she is employed by the Company and for a period of twelve (12) months following the termination of his or her employment.
The terms “change in control,” “cause,” and “good reason” are each defined in the CIC Agreements. Change in control means, in summary: (i) the acquisition by a person or a group of 40% or more of the outstanding stock of the Company; (ii) a change, without approval by the Board, of a majority of the Board; (iii) the acquisition of the Company by means of a reorganization, merger, consolidation, or asset sale; or (iv) stockholder approval of a liquidation or dissolution of the Company. Cause means, in summary: (i) deliberate dishonesty that is significantly detrimental to the best interests of the Company; (ii) conduct constituting an act of moral turpitude; (iii) willful disloyalty or insubordination; or (iv) incompetent performance or substantial or continuing inattention to or neglect of duties. Good reason means, in summary: (i) a material diminution in the executive’s base compensation, authority, duties, or responsibilities; (ii) a material diminution in the authority, duties, or responsibilities of the executive’s supervisor; (iii) a material change in the executive’s office location; or (iv) any action or inaction constituting a material breach by the Company of the terms of the agreement.

52	Proxy Statement

The following table summarizes the payments and benefits that would be made to the Named Executive Officers as of September 30, 2022, in the following circumstances as of such date:
•
termination without cause outside of a change in control;

•
termination without cause or for good reason in connection with a change in control; and

•
in the event of a termination of employment because of death or disability.

The accelerated equity values in the table reflect a price of  $85.27 per share, which was the closing sale price of the Company’s common stock on the Nasdaq Global Select Market on September 30, 2022. The table does not reflect any equity awards made after September 30, 2022.
Name	Benefit	Termination w/o Cause Outside Change in Control ($)(1)		Termination w/o Cause or for Good Reason, After Change in Control ($)		Death/Disability ($)
Liam K. Griffin(2)	Salary and Short-Term Incentive	6,276,038	(3)	7,845,047	(4)	—
	Accelerated RSUs	7,427,699		7,427,699		7,427,699
	Accelerated PSAs(5)	11,924,753		11,924,753		11,924,753
	Medical	33,052		39,662		—
	TOTAL	25,661,542		27,237,161		19,352,452
Kris Sennesael(2)	Salary and Short-Term Incentive	588,000	(6)	1,853,233	(7)	—
	Accelerated RSUs	—		2,302,460		2,302,460
	Accelerated PSAs(5)	—		3,749,578		3,749,578
	Medical	26,441		39,662		—
	TOTAL	614,441		7,944,933		6,052,038
Reza Kasnavi(2)	Salary and Short-Term Incentive	557,000	(6)	1,528,689	(7)	—
	Accelerated RSUs	—		2,091,332		2,091,332
	Accelerated PSAs(5)	—		3,535,806		3,535,806
	Medical	8,241		12,362		—
	TOTAL	565,241		7,168,189		5,627,138
Carlos S. Bori(2)	Salary and Short-Term Incentive	520,000	(6)	1,446,787	(7)	—
	Accelerated RSUs	—		2,092,440		2,092,440
	Accelerated PSAs(5)	—		3,393,575		3,393,575
	Medical	26,441		39,662		—
	TOTAL	546,441		6,972,464		5,486,015
Robert J. Terry(2)	Salary and Short-Term Incentive	522,000	(6)	1,473,256	(7)	—
	Accelerated RSUs	—		1,789,476		1,789,476
	Accelerated PSAs(5)	—		3,002,953		3,002,953
	Medical	26,441		39,662		—
	TOTAL	548,441		6,305,347		4,792,429

(1)
For Mr. Griffin, includes amounts payable pursuant to a termination for good reason outside of a change in control.

(2)
Excludes the value of accrued vacation/paid time off required by law to be paid upon termination.

(3)
Represents an amount equal to two (2) times the sum of  (A) Mr. Griffin’s annual base salary as of September 30, 2022, and (B) an Incentive Plan payment, which is equal to the three (3) year average of the actual incentive payments made to Mr. Griffin for fiscal years 2019, 2020, and 2021, since such average is greater than the “target” short-term cash incentive award for fiscal year 2022.

(4)
Represents an amount equal to two and one-half  (2 1∕2) times the sum of  (A) Mr. Griffin’s annual base salary as of September 30, 2022, and (B) an Incentive Plan payment, which is equal to the three (3) year average of the actual incentive payments made to Mr. Griffin for fiscal years 2019, 2020, and 2021, since such average is greater than the “target” short-term cash incentive award for fiscal year 2022.

Proxy Statement	53

(5)
Represents the value of PSAs that were unvested and outstanding as of September 30, 2022, in accordance with Item 402(j) of Regulation S-K, using the following assumptions: (a) achievement at the “target” level of performance for the FY20 PSAs (3-year TSR percentile ranking metric) scheduled to vest on November 5, 2022, based on the Company’s actual TSR relative to the applicable peer group for fiscal years 2020-2022 tracking below the “target” level of performance; (b) achievement at 200% of the “target” level of performance for the FY21 PSAs (emerging revenue growth and design wins metrics) scheduled to vest on November 11, 2022, based on the Company’s actual achievement at the “maximum” level of performance with respect to both metrics measured over a one-year performance period consisting of the Company’s fiscal year 2021; (c) achievement at the “target” level of performance for the FY21 PSAs (3-year TSR percentile ranking metric) scheduled to vest on November 11, 2023, based on the Company’s TSR relative to the applicable peer group for fiscal years 2021 and 2022 tracking below the “target” level of performance; (d) achievement at 200% of the “target” level of performance for the FY22 PSAs emerging revenue growth metric scheduled to vest on November 10, 2023, based on the Company’s actual achievement at the “maximum” level of performance with respect to the performance metric measured over a one-year performance period consisting of the Company’s fiscal year 2022; (e) achievement at 133% of the “target” level of performance for the FY22 PSAs EBITDA margin percentile ranking metric scheduled to vest on November 10, 2023, based on the Company’s tracking of achievement between the “target” and “maximum” levels of performance with respect to the metric measured over a two-year performance period consisting of the Company’s fiscal year 2022 and fiscal year 2023; and (f) achievement at the “target” level of performance for the FY22 PSAs (3-year TSR percentile ranking metric) scheduled to vest on November 10, 2024, based on the Company’s TSR relative to the applicable peer group for fiscal year 2022 tracking below the “target” level of performance.

(6)
Represents an amount equal to the Named Executive Officer’s annual base salary as of September 30, 2022.

(7)
Represents an amount equal to one and one-half  (1 1∕2) times the sum of  (A) the Named Executive Officer’s annual base salary as of September 30, 2022, and (B) an Incentive Plan payment, which is equal to the three (3) year average of the actual incentive payments made to the Named Executive Officer for fiscal years 2019, 2020, and 2021, since such average is greater than the Named Executive Officer’s “target” short-term cash incentive award for fiscal year 2022.

54	Proxy Statement

CEO Pay Ratio
Following is an estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees. For fiscal year 2022:
•
The annual total compensation of our Chief Executive Officer was $16,667,162.

•
The annual total compensation of our median compensated employee was $30,180.

•
Based on the foregoing, we estimate that our Chief Executive Officer’s total annual compensation was approximately 552 times that of our median employee.

To determine the median of the annual total compensation of our employees, we applied the following methodology and material assumptions:
•
We did not use the de minimis exception to exclude any non-U.S. employees. We have a globally diverse workforce with total headcount of approximately 11,150 as of September 30, 2022, of which approximately 77% are located outside the United States, primarily in locations employing large direct labor forces such as Mexico and Singapore where wages are significantly lower than in the United States. The median employee within our employee population was identified, consistent with prior years, as of the last day of our fiscal year, or September 30, 2022, and is a full-time employee in our Mexicali, Mexico facility.

•
To identify the median employee, we used a consistently applied compensation measure that included total taxable earnings paid to our employees in the most recently completed taxable year in their respective jurisdictions. This included base salary, overtime pay, shift premiums, recognition bonuses, annual cash incentive awards, and long-term stock-based incentive awards. We annualized the compensation of permanent, full-time, and part-time employees who were hired after the beginning of the most recently completed taxable year in their respective jurisdictions.
•
Using this consistently applied compensation measure, we identified an employee at the median and calculated such employee’s total compensation for fiscal year 2022 in accordance with Item 402(c)(2)(x) of Regulation S-K.

•
We did not use any cost-of-living adjustments in identifying the median employee.

•
The annual total compensation of our Chief Executive Officer is the amount reported in the “Total” column of our Summary Compensation Table for fiscal year 2022.

We believe our pay ratio presented above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Proxy Statement	55

Director Compensation

The Board sets the compensation for the Company’s non-employee directors, after receiving the recommendations of the Compensation Committee. In formulating its recommendations, the Compensation Committee seeks and receives input from Aon/Radford related to the amounts, terms, and conditions of director cash compensation and stock-based compensation awards, with the goal of establishing non-employee director compensation that is similar to, and competitive with, the compensation of non-employee directors at peer companies in the semiconductor industry.
Cash Compensation
Non-employee directors are paid, in quarterly installments, an annual retainer of  $80,000 (increased from $75,000 effective February 9, 2022). Additional annual retainers for Chairman, Lead Independent Director, and/or committee service (paid in quarterly installments) are as follows: any non-employee Chairman of the Board ($130,000); the Lead Independent Director, if one has been appointed ($50,000); the Chairman of the Audit Committee ($30,000); the Chairman of the Compensation Committee ($20,000); the Chairman of the Nominating and Governance Committee ($15,000); non-chair member of Audit Committee ($15,000); non-chair member of Compensation Committee ($10,000); and non-chair member of Nominating and Corporate Governance Committee ($7,500). In addition, the Compensation Committee continues to retain discretion to recommend to the full Board that additional cash payments be made to a non-employee director for extraordinary service during a fiscal year.
Equity Compensation
Currently, following each annual meeting of stockholders, each non-employee director who is reelected will receive a grant of RSUs having a value of approximately $225,000 (increased from $200,000 effective February 9, 2022). Any newly appointed non-employee director will receive an initial equity grant of RSUs having a value of approximately $225,000 (increased from $200,000 effective February 9, 2022). The number of shares subject to a non-employee director’s initial RSU award or annual award is determined by dividing the approximate value of the award, as stated above, by the average closing price per share of the Company’s common stock as reported on the Nasdaq Global Select Market (or if the common stock is not then traded on such market, such other market on which the common stock is traded) for each trading day during the 30 consecutive trading day period ending on, and including, the grant date. Unless otherwise determined by the Board, (a) a non-employee director’s initial equity grant of RSUs will vest in three (3) equal annual installments on the first three anniversaries of the date of grant, and (b) a non-employee director’s annual equity grant of RSUs will vest on the first anniversary of the date of grant. In the event of a change in control of the Company, any outstanding options and RSUs awarded under the 2008 Director Long-Term Incentive Plan will become fully exercisable and deemed fully vested, respectively.
No director who is also an employee receives separate compensation for services rendered as a director. Mr. Griffin is currently the only director who is also an employee of the Company.

56	Proxy Statement

Director Compensation Table
The following table summarizes the compensation paid to the Company’s non-employee directors for fiscal year 2022.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Christine King, Lead Independent Director	163,750	188,708	352,458
Alan S. Batey	87,218	188,708	275,926
Kevin L. Beebe	93,750	188,708	282,458
Timothy R. Furey, Former Director(3)	61,545	—	61,545
Eric J. Guerin	56,239	388,770	445,009
Suzanne E. McBride	55,794	388,751	444,545
David P. McGlade	117,782	188,708	306,490
Robert A. Schriesheim	103,750	188,708	292,458
Kimberly S. Stevenson, Former Director(3)	52,356	—	52,356

(1)
The non-employee members of the Board who were directors on September 30, 2022, held the following aggregate number of unexercised stock options and unvested RSU awards as of such date:

Name	Number of Securities Underlying Unexercised Options	Number of Shares Subject to Unvested RSUs
Christine King, Lead Independent Director	—	1,900
Alan S. Batey	—	1,900
Kevin L. Beebe	—	1,900
Eric J. Guerin	—	3,240
Suzanne E. McBride	—	3,248
David P. McGlade	—	1,900
Robert A. Schriesheim	—	1,900

(2)
Reflects, for each non-employee director elected at the 2022 Annual Meeting of Stockholders (i.e. Ms. King and Messrs. Batey, Beebe, McGlade, and Schriesheim), the grant date fair value of 1,900 RSUs granted on May 11, 2022, computed in accordance with the provisions of ASC 718 using a price of  $99.32 per share, which was the closing sale price of the Company’s common stock on the Nasdaq Global Select Market on May 11, 2022. Upon first being elected to serve as a director, new directors received a grant having a grant date fair value approximating $200,000, vesting annually over three years, where the grant date fair value was based on the 30-day average of the stock price on the fifth business day following the director’s appointment. The value in this column also reflects the grant date fair value of 1,340 RSUs granted to Mr. Guerin on January 31, 2022 using a price of  $149.30 per share and 1,348 RSUs granted to Ms. McBride on February 2, 2022 using a price of $148.40 per share.

(3)
Mr. Furey and Ms. Stevenson each served as a director until the 2022 Annual Meeting of Stockholders on May 11, 2022.

Director Stock Ownership Requirements
We have adopted Director Stock Ownership guidelines with the objective of more closely aligning the interests of our directors with those of our stockholders. The minimum number of shares of the Company’s common stock that the Director Stock Ownership guidelines require non-employee directors to hold while serving in their capacity as directors is the director base compensation (currently $80,000) multiplied by five (5), divided by the fair market value of the Company’s common stock (rounded to the nearest 100 shares). For purposes of the Director Stock Ownership guidelines, the fair market value of the
Company’s common stock is the average closing price per share of the Company’s common stock as reported on the Nasdaq Global Select Market (or if the common stock is not then traded on such market, such other market on which the common stock is traded) for the twelve (12) month period ending with the determination date. All of our directors have met the stock ownership guidelines as of the date hereof  (with the exception of Mr. Guerin, Ms. McBride and Ms. Turcke, who are not required to comply with the guidelines until the fifth anniversary of their respective appointments to the Board).

Proxy Statement	57

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included herein with management, and based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2023 Annual Meeting of Stockholders.
THE COMPENSATION COMMITTEE
Christine King, Chairman
Alan S. Batey
Robert A. Schriesheim

58	Proxy Statement

PROPOSAL 4:
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY-ON-FREQUENCY VOTE)
Pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote, on a non-binding basis, on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers, which is commonly referred to as “say-on-frequency.” Stockholders may indicate whether they would prefer that we conduct future advisory say-on-pay votes once every one, two, or three years, or they may abstain from casting a vote on this Proposal 4. We last held an advisory say-on-frequency vote at our 2017 Annual Meeting of stockholders, in which more than 90% of the votes cast by our stockholders were in favor of the Company holding advisory say-on-pay votes every year. Following such vote in 2017, the Board of Directors determined that the Company would continue to hold advisory say-on-pay votes on an annual basis until the Board of Directors determines that a different frequency for such votes is in the best interests of the Company’s stockholders. We continue to believe that advisory say-on-pay votes should be conducted on an annual basis, to allow stockholders to express their views on the compensation of our named executive officers and to react to emerging trends in compensation.
As an advisory vote, this proposal is not binding and will not overrule any decision by the Company or the Board of Directors (or any committee thereof), nor will it create or imply any change or addition to the fiduciary duties of the Company or the Board of Directors (or any committee thereof). However, our Compensation Committee and Board of Directors value the opinions expressed by our stockholders in their votes on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of say-on-pay votes.
Section 14A of the Exchange Act requires that the say-on-frequency vote be held at least once every six years. Following the Annual Meeting, the next advisory say-on-frequency vote is expected to be held at our 2029 Annual Meeting of stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO HOLD FUTURE ADVISORY SAY-ON-PAY VOTES EVERY “ONE YEAR”
Proxy Statement	59

PROPOSAL 5:
APPROVAL OF AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING EXCULPATION OF OFFICERS
Background and Description of the Proposed Amendment
The State of Delaware, which is the Company’s state of incorporation, enacted legislation effective August 1, 2022 that enables Delaware corporations to limit the liability of certain of their officers in limited circumstances under Section 102(b)(7) of the Delaware General Corporation Law.
In light of this recently enacted legislation, we are proposing to amend the Company’s Restated Certificate of Incorporation (“Charter”) to add a provision exculpating certain of the Company’s officers from monetary liability in limited circumstances, as permitted by Delaware law.
Consistent with Delaware law, the proposed amendment relating to officer exculpation is more limited in scope than the existing director exculpation provision in the Charter and only permits exculpation of officers for certain direct claims. Further, the proposed amendment does not permit officers to be exculpated for liability arising out of:
•
claims brought by the Company itself

•
claims brought by stockholders in the name of the Company (derivative claims)

•
breaches of the duty of loyalty to the Company or its stockholders

•
acts or omissions not in good faith

•
acts or omissions that involve intentional misconduct

•
acts or omissions that involve a knowing violation of law

•
any transaction in which the officer derived an improper personal benefit

Purpose of the Proposed Amendment
Discourages Meritless Litigation
The Board considered that the role of directors and officers requires them to make decisions on crucial matters in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, particularly in the current litigious environment and regardless of the lack of any underlying merit. This amendment will better align the protections available to our officers with those currently available to our directors and avoid an emerging practice among plaintiff’s lawyers of adding officers to direct claims relating to the duty of care in M&A-related and other litigation so that claims against the officers continue even when identical claims against directors are dismissed. The Board believes that limiting concern about personal liability will empower officers to best exercise their business judgment in furtherance of stockholder interests without the distraction of potentially being subject to claims following actions taken in good faith.
Enhances Ability to Recruit Officers
In addition, the Company expects that other companies with which it competes for employees may adopt exculpation clauses that limit the personal liability of officers as now permitted by Delaware law. The Board believes that failing to adopt the proposed amendment will impact recruitment of talented officers who conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company as compared to serving as an officer at another company that does exculpate officers. Attracting

60	Proxy Statement

top executive talent in the competitive semiconductor industry is key to achieving our business objectives and driving long-term stockholder value.
Therefore, taking into account the narrow class and type of claims for which officers’ liability would be exculpated, and the benefits that the Board believes would accrue to the Company and its stockholders from providing such exculpation, the Board unanimously determined that it is in the best interests of the Company and our stockholders to amend the Charter as described herein.
Proposed Amendment
The amendment to the Charter that would be effected by approval of this Proposal is shown in the text of a new Article FOURTEENTH of the Charter as set forth below:
FOURTEENTH:   To the fullest extent permitted by law, no officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer, except for liability (i) for any breach of the officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the officer derived an improper personal benefit, or (iv) for any action by or in the right of the Corporation. No repeal or modification of this Article Fourteenth, directly or by adoption of an inconsistent provision of this Certificate of Incorporation, by the stockholders of the Corporation shall be effective with respect to any cause of action, suit, claim or other matter that, but for this Article Fourteenth, would accrue or arise prior to such repeal or modification.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL 5

Proxy Statement	61

PROPOSAL 6:
STOCKHOLDER PROPOSAL REGARDING SIMPLE MAJORITY VOTE
In accordance with SEC rules, we have set forth below a stockholder proposal from Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278. Mr. Chevedden has notified us that he is the beneficial owner of 100 shares of the Company’s common stock and that he intends to present the following proposal at the Annual Meeting. The stockholder proposal will be voted upon at the Annual Meeting if properly presented. The Company assumes no responsibility for the content or accuracy of the text of the stockholder’s resolution or the statement and graphic the stockholder furnished to us in support thereof, which appear below exactly as submitted. The stockholder proposal includes some assertions the Company believes are incorrect.

Proposal 6 — Simple Majority Vote
Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against such proposals , or a simple majority in compliance with applicable laws.
This means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This includes any existing supermajority vote requirement that results from default to state law and can be subject to replacement. This proposal topic is important because it was approved by 99% of Skyworks Solutions shares that voted in 2022.
This 2023 proposal includes that the Board take all the steps necessary at its discretion to help ensure that the topic of this proposal is approved by the requirement of 80% of all outstanding shares including a commitment to hire a proxy solicitor to conduct an intensive campaign if necessary, a commitment to adjourn the annual meeting to obtain the votes required if necessary and to take a 2-year process to adopt this proposal topic if applicable. This proposal does not restrict the Board from using a means to obtain the necessary vote that is not mentioned in this proposal.
For instance PPG Industries, Inc. (PPG) adjourned its annual meeting for weeks to obtain the necessary votes on this proposal topic in 2022 and Raytheon Technologies Corporation (RTX) announced a 2-year process to obtain shareholder approval of this proposal topic in its 2022 proxy.
This proposal includes that the Board make an EDGAR filing approximately 10-days before the annual meeting urging shareholders to vote in favor and explaining all the efforts the board has taken or will take to obtain the necessary vote and all the available efforts that the Board has not taken with an explanation for each available effort not taken.
It is important to make an all-out effort now to obtain shareholder approval of this proposal topic in preference to the expense of conducting failed votes on this proposal topic every year into the foreseeable future.
Extraordinary measures need to be taken to adopt this proposal topic due to the dead hand of our undemocratic governance provisions that require an 80% approval from all Skyworks Solutions shares outstanding to improve the corporate governance of Skyworks Solutions − given the reality that less than 80% of Skyworks Solutions shares typically vote at the annual meeting.
Please vote yes:
Simple Majority Vote — Proposal 6

62	Proxy Statement

Statement by the Board of Directors on the Stockholder Proposal

By way of background, at the Company’s 2016 Annual Meeting, we presented five Company proposals that, if approved by the stockholders, would have removed all existing supermajority voting provisions from the Charter. Despite the recommendation of the Board in favor of all five proposals, only one of the five proposals (which required the affirmative vote of only two-thirds of the shares of the Company’s outstanding common stock) passed.
After taking into consideration the approval by our stockholders of a stockholder proposal in 2019 requesting that the Board take steps to remove the supermajority provisions in the Charter, the four proposals that did not pass in 2016 were again presented at the 2020 Annual Meeting for stockholder approval. Despite the recommendation of the Board once again in favor of all four proposals, as well as the Company engaging in enhanced solicitation of stockholder votes for the 2020 Annual Meeting with the goal of increasing the number of shares represented at the meeting, none of the four proposals passed.
After taking into consideration the approval by our stockholders of a stockholder proposal in 2021 requesting that the Board take steps to remove the supermajority provisions in the Charter, as well as the feedback received from stockholders following the 2021 Annual Meeting, the Board again presented the four proposals that did not pass in 2016 or in 2020 at the 2022 Annual Meeting for stockholder approval. However, despite the recommendation of the Board of Directors in favor of all four proposals, as well as the Company again engaging in enhanced solicitation of stockholder votes for the 2022 Annual Meeting with the goal of increasing the number of shares represented at the meeting, none of the four proposals passed.
Specifically, the four proposals that failed to pass at each of the 2016 Annual Meeting, the 2020 Annual Meeting and the 2022 Annual Meeting were for approval of amendments to the Charter to eliminate the supermajority voting provisions relating to the following:
•
Stockholder approval of a merger or consolidation, disposition of all or substantially all of our assets, or issuance of a substantial amount of our securities (requiring the affirmative vote of at least 80% of the shares of the Company’s outstanding common stock);

•
Stockholder approval of a business combination with any related person (requiring the affirmative vote of at least 90% of the shares of the Company’s outstanding common stock);

•
Stockholder amendment of Charter provisions governing directors (requiring the affirmative vote of at least 80% of the shares of the Company’s outstanding common stock); and

•
Stockholder amendment of Charter provisions governing action by stockholders (requiring the affirmative vote of at least 80% of the shares of the Company’s outstanding common stock).

We view the advisory vote on the stockholder proposal above as an opportunity for our stockholders to indicate whether there might be sufficient support to pass the four previously failed proposals should they be reintroduced in the future. The Board of Directors will again carefully consider the outcome of the vote on this proposal, together with additional investor input received in the course of the Company’s regular stockholder engagement program, in reaching a decision regarding how to proceed.

THE BOARD OF DIRECTORS MAKES NO RECOMMENDATION REGARDING HOW STOCKHOLDERS SHOULD VOTE ON PROPOSAL 6

Proxy Statement	63

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
To the Company’s knowledge, the following table sets forth the beneficial ownership of the Company’s common stock as of March 1, 2023, by the following individuals or entities: (i) each person or entity who beneficially owns five percent (5%) or more of the outstanding shares of the Company’s common stock as of March 1, 2023; (ii) the Named Executive Officers (as defined above under “Information About Executive and Director Compensation”); (iii) each director and nominee for director; and (iv) all current executive officers and directors of the Company, as a group.
Beneficial ownership is determined in accordance with the rules of the SEC, is not necessarily indicative of beneficial ownership for any other purpose, and does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. As of March 1, 2023, there were 159,153,152 shares of the Company’s common stock outstanding.
In computing the number of shares of Company common stock beneficially owned by a person and the percentage ownership of that person, shares of Company common stock that are subject to stock options or other rights held by that person that are currently exercisable or that will become exercisable within sixty (60) days of March 1, 2023, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.
Names and Addresses of Beneficial Owners(1)	Number of Shares Beneficially Owned(2)	Percent of Class
The Vanguard Group, Inc.	18,248,544(3)	11.47%
BlackRock, Inc.	13,169,064(4)	8.27%
Alan S. Batey	5,745	(*)
Kevin L. Beebe	54,806	(*)
Carlos S. Bori	35,851(5)	(*)
Liam K. Griffin	114,669(5)	(*)
Eric J. Guerin	447	(*)
Reza Kasnavi	17,933(5)	(*)
Christine King	19,079	(*)
Suzanne E. McBride	450	(*)
David P. McGlade	41,016	(*)
Robert A. Schriesheim	82,336	(*)
Kris Sennesael	140,593	(*)
Robert J. Terry	14,143(5)	(*)
Maryann Turcke	—	—
All current directors and executive officers as a group (14 persons)	540,694(5)	(*)

*
Less than 1%

(1)
Unless otherwise set forth in the following notes, each person’s address is the address of the Company’s principal executive offices at Skyworks Solutions, Inc., 5260 California Avenue, Irvine, CA 92617, and stockholders have sole voting and sole investment power with respect to the shares, except to the extent such power may be shared by a spouse or otherwise subject to applicable community property laws.

(2)
Includes the number of shares of Company common stock subject to stock options held by that person that are currently exercisable or will become exercisable within sixty (60) days of March 1, 2023 (the “Current Options”), as follows: Mr. Griffin — 13,211 shares under Current Options; Mr. Sennesael — 52,770 shares under Current Options; current directors and executive officers as a group (14 persons) — 65,981 shares under Current Options.

64	Proxy Statement

The table does not reflect the number of shares of Company common stock to be issued pursuant to unvested restricted stock units (the “Unvested RSUs”) and earned, but unissued, performance share awards subject to time-based vesting only (the “Unvested PSAs”) that are not scheduled to vest within sixty (60) days of March 1, 2023, as follows: Mr. Batey — 1,900 shares under Unvested RSUs; Mr. Beebe — 1,900 shares under Unvested RSUs; Mr. Bori — 31,722 shares under Unvested RSUs and 14,634 shares under Unvested PSAs; Mr. Griffin — 107,930 shares under Unvested RSUs and 47,720 shares under Unvested PSAs; Mr. Guerin — 2,793 shares under Unvested RSUs; Mr. Kasnavi — 32,278 shares under Unvested RSUs and 14,634 shares under Unvested PSAs; Ms. King — 1,900 shares under Unvested RSUs; Ms. McBride — 2,798 shares under Unvested RSUs; Mr. McGlade — 1,900 shares under Unvested RSUs; Mr. Schriesheim  — 1,900 shares under Unvested RSUs; Mr. Sennesael — 32,191 shares under Unvested RSUs and 15,064 shares under Unvested PSAs; Mr. Terry — 26,937 shares under Unvested RSUs and 12,051 shares under Unvested PSAs; Ms. Turcke — 2,077 shares under Unvested RSUs; current directors and executive officers as a group (14 persons) — 265,800 shares under Unvested RSUs and 112,280 shares under Unvested PSAs.
(3)
Consists of shares beneficially owned by The Vanguard Group, Inc. (“Vanguard”), which has sole voting power with respect to zero shares, shared voting power with respect to 228,432 shares, sole dispositive power with respect to 17,587,130 shares and shared dispositive power with respect to 661,414 shares. With respect to the information relating to Vanguard, the Company has relied on information supplied by Vanguard on a Schedule 13G/A filed with the SEC on February 9, 2023. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
Consists of shares beneficially owned by BlackRock, Inc. (“BlackRock”), in its capacity as a parent holding company of various subsidiaries under Rule 13d-1(b)(1)(ii)(G). In its capacity as a parent holding company or control person, BlackRock has sole voting power with respect to 12,059,793 shares and sole dispositive power with respect to 13,169,064 shares which are held by the following of its subsidiaries: BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited, and BlackRock Fund Managers Ltd. With respect to the information relating to BlackRock and its affiliated entities, we have relied on information supplied by BlackRock on a Schedule 13G filed with the SEC on February 3, 2023. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(5)
Includes shares held in the Company’s 401(k) Savings and Retirement Plan as of February 28, 2023.

Proxy Statement	65

GENERAL INFORMATION
Q.
How do we refer to Skyworks in this Proxy Statement?

The terms “Skyworks,” “the Company,” “we,” “us,” and “our” refer to Skyworks Solutions, Inc., a Delaware corporation, and its consolidated subsidiaries.
Q.
When and where is our Annual Meeting?

The Annual Meeting will be held on Wednesday, May 10, 2023, at 11:00 a.m. Pacific Daylight Time. The Annual Meeting will be held in a virtual format. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/SWKS2023. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our Annual Meeting by enabling stockholders to participate remotely from any location around the world. We have designed the virtual Annual Meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.
Q.
What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote on the following matters:
•
Proposal 1:   The election of the nine nominees named in this Proxy Statement to our Board of Directors to serve until the 2024 Annual Meeting of Stockholders.

•
Proposal 2:   The ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2023.

•
Proposal 3:   The approval, on a non-binding basis, of the compensation of our Named Executive Officers, as described above under “Compensation Discussion and Analysis,” and in the executive compensation tables and accompanying narrative disclosures in this Proxy Statement.
•
Proposal 4:   The approval, on a non-binding basis, of the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers.

•
Proposal 5:   The approval of an amendment to the Company's restated Certificate of Incorporation to reflect new Delaware law provisions regarding exculpation of officers.

•
Proposal 6:   A non-binding stockholder proposal regarding simple majority voting provisions, if properly presented at the Annual Meeting.

The stockholders will also act on any other business that may properly come before the meeting.
Q.
What is included in our proxy materials?

The Company’s Annual Report, which includes financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” for fiscal year 2022, accompanies this Proxy Statement. This Proxy Statement and form of proxy, and/or notice of access thereto, are being first mailed to stockholders on or about March 24, 2023. The Proxy Statement and the Company’s Annual Report are available at www.skyworksinc.com/annualreport.
Q.
Who can vote at our Annual Meeting?

Only stockholders of record at the close of business on March 16, 2023 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 159,153,152 shares of Skyworks’ common stock issued and outstanding. Pursuant to Skyworks’ Restated Certificate of Incorporation and By-laws, and applicable Delaware law, each share of common stock entitles the holder of record at the close of business on the Record Date to one vote on each matter considered at the Annual Meeting.

66	Proxy Statement

Q.
Is my vote important?

Yes. Your vote is important no matter how many shares you own. Please take the time to vote in the way that is easiest and most convenient for you, and cast your vote as soon as possible.
Q.
How do I vote if I am a stockholder of record?

As a stockholder of record, you may vote in one of the following three ways whether or not you plan to attend the Annual Meeting online: (a) by completing and submitting your proxy via the Internet at the website address listed on the proxy card, (b) by completing and submitting your proxy using the toll-free telephone number listed on the proxy card, or (c) by completing, signing, and dating the proxy card and returning it in the postage-prepaid envelope provided for that purpose. If you attend the Annual Meeting online, you may vote online at the Annual Meeting even if you have previously submitted your proxy by mail or telephone, or via the Internet (and your vote at the Annual Meeting will automatically revoke your previously submitted proxy, although mere virtual attendance at the meeting without voting will not have that result).
Q.
How do I vote if I am a beneficial owner of shares held in “street name”?

If your shares are held on your behalf by a third party such as your broker or another person or entity who holds shares of the Company on your behalf and for your benefit, which person or entity we refer to as a “nominee,” and your broker (or other nominee) is the stockholder of record of such shares, then you are the beneficial owner of such shares and we refer to those shares as being held in “street name.” As the beneficial owner of your “street name” shares, you are entitled to instruct your broker (or other nominee) as to how to vote your shares. Your broker (or other nominee) will provide you with information regarding how to instruct your broker (or other nominee) as to the voting of your “street name” shares.
Q.
How do I vote if I am a participant in the Skyworks 401(k) Savings and Investment Plan?

If you are a participant in the Skyworks 401(k) Savings and Investment Plan (the “401(k) Plan”), you will receive an instruction card for the Skyworks shares you own through the 401(k) Plan. That instruction card will serve as a voting instruction card for the trustee of the 401(k) Plan, and your 401(k) Plan shares will be voted as you instruct.
Q.
Can I change my vote after I have voted?

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted at the Annual Meeting. Proxies may be revoked by (a) delivering to the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (b) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (c) attending the Annual Meeting online and voting (although virtual attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to the Company’s executive offices at Skyworks Solutions, Inc., 5260 California Avenue, Irvine, CA 92617, Attention: Secretary, before the taking of the vote at the Annual Meeting. If you vote your shares over the Internet prior to the Annual Meeting, only your latest Internet vote submitted prior to the Annual Meeting will be counted at the Annual Meeting.
Q.
How do I virtually attend the Annual Meeting?

You are invited to attend the Annual Meeting online by visiting
www.virtualshareholdermeeting.com/SWKS2023, where you will be able to listen to the

Proxy Statement	67

meeting live, submit questions, and vote. The meeting will begin at 11:00 a.m. Pacific Daylight Time. In order to participate in the meeting, you will need the multi-digit number included in your proxy card, voter instruction form, or notice. Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, will be posted at
www.virtualshareholdermeeting.com/SWKS2023.
Online check-in will begin at 10:45 a.m. Pacific Daylight Time on May 10, 2023, and you should allow ample time for the online check-in proceedings. We will have technicians standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting starting at 10:45 a.m. Pacific Daylight Time on May 10, 2023. If you encounter any difficulties accessing the virtual meeting during the check-in time or meeting time, please call the phone number that will be listed at that time at
www.virtualshareholdermeeting.com/SWKS2023.
Q.
If I vote by proxy, how will my vote be cast?

The persons named as attorneys-in-fact in this Proxy Statement, Liam K. Griffin and Robert J. Terry, were selected by the Board and are officers of the Company. As attorneys-in-fact, Messrs. Griffin and Terry will vote any shares represented at the meeting by proxy. Each executed proxy card returned by a stockholder of record or proxy vote recorded via telephone or the Internet by a stockholder of record in the manner provided on the proxy card prior to the taking of the vote at the Annual Meeting will be voted. Where a choice has been specified in an executed proxy with respect to the matters to be acted upon at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the choices specified.
Q.
How will my shares be voted if I do not give specific voting instructions when I deliver my proxy?

If you are a stockholder of record and deliver a proxy but do not give specific voting instructions, then the proxy holders will vote your shares as recommended by the Board or, if no recommendation is given, in their own discretion.
If your shares are held in “street name,” your broker (or other nominee) is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker (or other nominee), your broker (or other nominee) will only be entitled to vote your shares with respect to “discretionary” matters, as described below, but will not be permitted to vote the shares with respect to “non-discretionary” matters. If you beneficially own shares that are held in “street name” by your broker (or other nominee), we strongly encourage you to provide instructions to your broker (or other nominee) as to how to vote on the election of directors and all of the Proposals by signing, dating, and returning to your broker (or other nominee) the instruction card provided by your broker (or other nominee).
If you are a participant in the 401(k) Plan, the trustee of the 401(k) Plan may not vote your 401(k) Plan shares if the trustee does not receive voting instructions from you by 11:59 p.m. Eastern Daylight Time on May 5, 2023, unless otherwise required by law.
Q.
What is a “broker non-vote”?

A “broker non-vote” occurs when your broker (or other nominee) submits a proxy for your shares (because the broker (or other nominee) has either received instructions from you on one or more proposals, but not all, or has not received instructions from you but is entitled to vote on a particular “discretionary” matter) but does not indicate a vote “FOR” a particular proposal because the broker (or other nominee) either does not have authority

68	Proxy Statement

to vote on that proposal and has not received voting instructions from you or has “discretionary” authority on the proposal but chooses not to exercise it. “Broker non-votes” are not counted to determine the number of votes present for the particular proposal, nor are they counted as votes “FOR” or “AGAINST” the proposal in question or as abstentions. We count “broker non-votes” for the purpose of determining a quorum for the Annual Meeting. If your shares are held in “street name” by your broker (or other nominee), please check the instruction card provided by your broker (or other nominee) or contact your broker (or other nominee) to determine whether you will be able to vote by telephone or via the Internet.
Q.
What vote is required for each matter?

Election of Directors.   Pursuant to the Company’s By-laws, a nominee will be elected to the Board if the votes cast “FOR” the nominee’s election at the Annual Meeting exceed the votes cast “AGAINST” the nominee’s election (as long as the only director nominees are those individuals set forth in this Proxy Statement). Abstentions and “broker non-votes” will not count as votes “FOR” or “AGAINST.” If the shares you own are held in “street name,” your broker (or other nominee), as the record holder of your shares, is required to vote your shares according to your instructions. Proposal 1 is not considered to be a “discretionary” matter for certain brokers. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to the election of directors. In such case, a “broker non-vote” may occur, which will have no effect on the outcome of Proposal 1.
Ratification of Independent Registered Public Accounting Firm.   The affirmative vote of a majority of the shares present, or represented by proxy, at the Annual Meeting, and entitled to vote on such matter at the Annual Meeting, is required to approve Proposal 2. Proposal 2 involves a matter on which a broker (or other nominee) does have “discretionary” authority to vote. If you do not instruct your broker how to vote with respect to this item, your broker may still vote your shares with respect to this proposal in its discretion. With respect to Proposal 2, a vote of  “ABSTAIN” will have the same effect as a vote of “AGAINST.”
Say-on-Pay Vote; Say-on-Frequency Vote; Stockholder Proposal.   The affirmative vote of a majority of the shares present online, or represented by proxy at the Annual Meeting, and entitled to vote on such matter at the Annual Meeting, is required to approve Proposals 3, 4, and 6. With respect to Proposal 4, if none of the frequency alternatives (one year, two years, three years) receives such a majority vote, we will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by stockholders. However, because this vote is advisory and not binding on us or the Board, the Board may decide that it is in our and our stockholders’ best interests to hold an advisory vote on executive compensation more or less frequently than the alternative approved by our stockholders. Proposals 3, 4, and 6 are not considered to be “discretionary” matters for certain brokers. If you do not instruct your broker how to vote with respect to these items, your broker may not vote your shares with respect to these proposals. In such case, a “broker non-vote” may occur, which will have no effect on the outcome of Proposals 3, 4, and 6. Votes that are marked “ABSTAIN” are counted as present and entitled to vote with respect to Proposals 3, 4, and 6 and will have the same impact as a vote that is marked “AGAINST” for purposes of Proposals 3, 4, and 6.
Amendment to the Charter.   The affirmative vote of a majority of the shares outstanding is required to approve Proposal 5. Proposal 5 involves a matter on which a broker (or other nominee) does not have “discretionary” authority to vote. If you do not instruct your broker how to vote with respect to this

Proxy Statement	69

item, your broker may not vote your shares with respect to such proposal. In such case, a “broker non-vote” may occur, which will have the same effect as a vote that is marked “AGAINST” for purposes of such proposal. Votes that are marked “ABSTAIN” as to Proposal 5 will have the same impact as a vote that is marked “AGAINST” for purposes of this proposal.
Q.
How does the Board recommend that I vote?

The Board recommends that you vote:
FOR the election of each of the nine director nominees (Proposal 1).
FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2023 (Proposal 2).
FOR the approval, on a non-binding basis, of the compensation of our Named Executive Officers, as described above under “Compensation Discussion and Analysis,” and in the executive compensation tables and accompanying narrative disclosures (Proposal 3).
FOR every ONE YEAR with respect to the advisory vote on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers (Proposal 4).
FOR the amendment of the Charter to add an officer exculpation provision (Proposal 5).
The Board of Directors makes no recommendation regarding how you vote on the approval, on a non-binding basis, of a stockholder proposal regarding simple majority voting provisions (Proposal 6).
Q.
How will the votes cast at our Annual Meeting be counted?

Broadridge Financial Solutions, Inc. and our independent inspector of elections will tabulate the votes at the Annual Meeting. The vote on each matter submitted to stockholders will be tabulated separately.
Q.
Where can I find the voting results of our Annual Meeting?

We expect to announce the preliminary voting results at our Annual Meeting. The final voting results will be reported in a Current Report on Form 8-K that will be filed with the SEC within four business days after the end of our Annual Meeting and will be posted on our website.
Q.
Will my vote be kept confidential?

Yes. We will keep your vote confidential unless (1) we are required by law to disclose your vote (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or (2) there is a contested election for the Board. The inspector of elections will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request on your proxy card that your name be disclosed.
Q.
What is the quorum requirement for our Annual Meeting?

The holders of a majority of the issued and outstanding stock of the Company present either in person or by proxy at the Annual Meeting constitute a quorum for the transaction of business at the Annual Meeting. Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person at the meeting. Shares that abstain from voting on any proposal and “broker non-votes” will be counted as shares that are present for purposes of determining whether a quorum exists at the Annual Meeting. If a “broker non-vote” occurs with respect to any shares of the Company’s common stock on any matter, then those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for purposes of

70	Proxy Statement

determining whether a quorum exists because they are entitled to vote on other matters) and will not be voted.
Q.
How do I submit a question at the Annual Meeting?

If you wish to submit a question, beginning at 10:45 a.m. Pacific Daylight Time on May 10, 2023, you may log into the virtual meeting platform at
www.virtualshareholdermeeting.com/SWKS2023, type your question into the “Submit a Question” field, and click “Submit.” Our virtual meeting will be governed by our Annual Meeting Rules of Conduct which will include rules on permissible topics for stockholder questions and will be posted at www.virtualshareholdermeeting.com/SWKS2023.
Questions received from stockholders during the virtual Annual Meeting that are deemed appropriate under our Annual Meeting Rules of Conduct will be posted, along with the Company’s responses, on the Investor Relations portion of the Company’s website at www.skyworksinc.com as soon as practicable following the Annual Meeting.
Q.
What is “householding”?

Some brokers (or other nominees) may be participating in the practice of  “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement and our Annual Report may have been sent to multiple stockholders in your household. If you are a stockholder and your household or address has received only one Annual Report and one Proxy Statement, the Company will promptly deliver a separate copy of the Annual Report and the Proxy Statement to you, upon your written request to Skyworks Solutions, Inc., 5260 California Avenue, Irvine, CA 92617, Attention: Investor Relations, or oral request to Investor Relations at (949) 231-3433. If you would like to receive separate copies of our Annual Report and Proxy Statement in the future, you should direct such request to your broker (or other nominee). Even if your household or address has received only one Annual Report and one Proxy Statement, a separate proxy card should have been provided for each stockholder account. Each individual proxy card should be signed, dated, and returned in the postage-prepaid envelope (or completed and submitted by telephone or via the Internet, as described on the proxy card). If your household has received multiple copies of our Annual Report and Proxy Statement, you can request the delivery of single copies in the future by contacting your broker (or other nominee), or the Company at the address or telephone number above.

Proxy Statement	71

OTHER PROPOSED ACTION
As of the date of this Proxy Statement, the directors know of no other business that is expected to come before the Annual Meeting. However, if any other business should be properly presented to the Annual Meeting, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

OTHER MATTERS
Solicitation Expenses

Skyworks will bear the expenses of the preparation of the proxy materials and the solicitation by the Board of proxies. Proxies may be solicited on behalf of the Company in person or by telephone, e-mail, facsimile, or other electronic means by directors, officers, or employees of the Company, who will receive no additional compensation for any such services. We have retained D.F. King & Co. to assist in the solicitation of proxies, at a total cost to the Company of approximately $12,500, plus reasonable out-of-pocket expenses.

Electronic Delivery of Proxy Materials

We are able to distribute our Annual Report and this Proxy Statement to our stockholders in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a stockholder’s address. Stockholders may elect to view all future annual reports, proxy statements, and notices on the Internet instead of receiving them by mail. You may make this election when voting your proxy this year. Simply follow the instructions to vote via the Internet to register your consent. Your election to view proxy materials online is perpetual unless you revoke it later. Future proxy cards will contain the Internet website address and instructions to view the materials. You will continue to have the option to vote your shares by telephone, mail, or via the Internet.

Annual Report on Form 10-K and Stockholder List

A copy of our 2022 Annual Report accompanies this Proxy Statement. You also may obtain, free of charge, a copy of the Company’s Annual Report on Form 10-K for fiscal year 2022, as filed with the SEC, via the Company’s website at www.skyworksinc.com, or upon written request addressed to Investor Relations:
Skyworks Solutions, Inc.
5260 California Avenue
Irvine, CA 92617
A list of stockholders of record as of March 16, 2023, will be available for inspection during ordinary business hours at our executive offices in Irvine, CA, from April 28, 2023, to May 10, 2023, as well as online during our Annual Meeting.

72	Proxy Statement

Stockholder Proposals

Proposals to be considered for inclusion in the proxy materials for the Company’s 2024 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must meet the requirements of Rule 14a-8 and be delivered in writing to the General Counsel and Secretary of the Company at its executive offices at 5260 California Avenue, Irvine, CA 92617, no later than November 25, 2023. The submission of a stockholder proposal does not guarantee that it will be included in the proxy materials for the Company’s 2024 Annual Meeting.
According to the applicable provisions of our By-laws, if a stockholder wishes to present a proposal at our 2024 Annual Meeting outside the processes of Rule 14a-8, with such proposal not to be considered for inclusion in the proxy materials for such meeting, then the stockholder must give written notice to the Secretary of the Company at the address noted above no earlier than the close of business on January 11, 2024, and no later than the close of business on February 10, 2024. In the event that the 2024 Annual Meeting is held more than thirty (30) days before or after the first anniversary of the Company’s 2023 Annual Meeting, then the required notice must be delivered in writing to the Secretary of the Company at the address above no earlier than 120 days prior to the date of the 2024 Annual Meeting and no later than the later of 90 days prior to the 2024 Annual Meeting or the 10th day following the day on which the public announcement of the date of the 2024 Annual Meeting is first made by the Company. A proposal that is submitted outside of these time periods will not be considered to be timely and, pursuant to Rule 14a-4(c)(1) under the Exchange Act and if a stockholder properly brings the proposal before the meeting, the proxies that management solicits for that meeting will have “discretionary” authority to vote on the stockholder’s proposal. Even if a stockholder makes timely notification, the proxies may still exercise “discretionary” authority in accordance with the SEC’s proxy rules.
See “Stockholder Nominees” section of this Proxy Statement for additional information regarding nominees for election to the Board proposed by stockholders.
Our Board encourages stockholders to attend the Annual Meeting online. Whether or not you plan to attend, you are urged to submit a proxy promptly in one of the following ways:
• by completing and submitting your proxy via the Internet by visiting the website address listed on the proxy card;
• by completing and submitting your proxy using the toll-free telephone number listed on the proxy card; or
• by completing, signing, and dating the proxy card and returning it in the postage-prepaid envelope provided for that purpose.
A prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated.

Proxy Statement	73

Appendix A:
UNAUDITED RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
	Fiscal Years Ended
(in millions)	September 30, 2022	October 1, 2021
GAAP operating income	$1,527.0	$1,612.7
Share-based compensation expense(a)	195.2	191.9
Acquisition-related expenses	22.1	60.2
Amortization of acquisition-related intangibles	268.5	75.6
Settlements, gains, losses, and impairments	22.2	10.9
Restructuring and other charges	10.0	1.8
Non-GAAP operating income	$2,045.0	$1,953.1
GAAP operating margin %	27.8%	31.6%
Non-GAAP operating margin %	37.3%	38.2%
	Fiscal Years Ended
	September 30, 2022	October 1, 2021	September 28, 2018	October 3, 2014
GAAP net income per share, diluted	$7.81	$8.97	$5.01	$2.38
Share-based compensation expense(a)	1.20	1.15	0.59	0.45
Acquisition-related expenses	0.14	0.36	(0.01)	0.03
Amortization of acquisition-related intangibles	1.64	0.45	0.11	0.13
Settlements, gains, losses, and impairments	0.15	0.08	0.01	0.02
Restructuring and other charges	0.06	0.01	0.02	—
Deferred executive compensation benefit	—	—	(0.01)	—
Tax adjustments	0.24	(0.52)	1.50	0.23
Non-GAAP net income per share, diluted	$11.24	$10.50	$7.22	$3.24

(a)
The following table summarizes the expense recognized in accordance with ASC 718 — Compensation, Stock Compensation (in millions):

	Fiscal Years Ended
(in millions)	September 30, 2022	October 1, 2021	September 28, 2018	October 3, 2014
Cost of goods sold	$26.9	$28.9	$14.4	$11.3
Research and development	93.8	85.7	42.6	36.2
Selling, general, and administrative	74.5	77.3	50.8	38.5
Total share-based compensation	$195.2	$191.9	$107.8	$86.0
74	Appendix A

Discussion Regarding the Use of Non-GAAP Financial Measures

Our annual report and this proxy statement contain some or all of the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”): (i) non-GAAP operating income and operating margin, and (ii) non-GAAP diluted earnings per share. As set forth in the “Unaudited Reconciliations of Non-GAAP Financial Measures” table found above, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management uses these non-GAAP financial measures to evaluate our operating performance and compare it against past periods, make operating decisions, forecast for future periods, compare our operating performance against peer companies, and determine payments under certain compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-recurring expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations, or reduce management’s ability to make forecasts.
We provide investors with non-GAAP operating income and operating margin and non-GAAP diluted earnings per share because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, an additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of our operating results to those of our peer companies. We also believe that providing non-GAAP operating income and operating margin allows investors to assess the extent to which our ongoing operations impact our overall financial performance. We further believe that providing non-GAAP diluted earnings per share allows investors to assess the overall financial performance of our ongoing operations by eliminating the impact of share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, settlements, gains, losses, and impairments, restructuring-related charges, and certain tax items which may not occur in each period presented and which may represent non-cash items unrelated to our ongoing operations. We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.
We calculate non-GAAP operating income by excluding from GAAP operating income, share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, settlements, gains, losses, and impairments, and restructuring-related charges. We calculate non-GAAP diluted earnings per share by excluding from GAAP diluted earnings per share, share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, settlements, gains, losses, and impairments, restructuring-related charges, and certain tax items. We exclude the items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:
Share-Based Compensation Expense — because (1) the total amount of expense is partially outside of our control because it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred, (2) it is an expense based upon a valuation methodology premised on assumptions that vary

Appendix A	75

over time, and (3) the amount of the expense can vary significantly between companies due to factors that can be outside of the control of such companies.
Acquisition-Related Expenses and Amortization of Acquisition-Related Intangibles — including such items as, when applicable, fair value adjustments to contingent consideration, fair value charges incurred upon the sale of acquired inventory, acquisition-related expenses, and amortization of acquired intangible assets because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to our future business operations and thereby including such charges does not necessarily reflect the performance of our ongoing operations for the period in which such charges or reversals are incurred.
Settlements, Gains, Losses, and Impairments —  because such settlements, gains, losses, and impairments (1) are not considered by management in making operating decisions, (2) are infrequent in nature, (3) are generally not directly controlled by management, (4) do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized, and/or (5) can vary significantly in amount between companies and make comparisons less reliable.
Restructuring and Other Charges — because these charges have no direct correlation to our future business operations and including such charges or reversals does not necessarily reflect the performance of our ongoing operations for the period in which such charges or reversals are incurred.
Certain Income Tax Items — including certain deferred tax charges and benefits that do not result in a current tax payment or tax refund and other adjustments, including but not limited to, items unrelated to the current fiscal year or that are not indicative of our ongoing business operations.
The non-GAAP financial measures presented in the table above should not be considered in isolation and are not an alternative for the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies as a result of different companies potentially calculating similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

76	Appendix A

SCAN TO VIEW MATERIALS & VOTESKYWORKS SOLUTIONS, INC. VOTE BY INTERNET ATTN: CORPORATE SECRETARY Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above5260 CALFORNIA AVENUE Use the Internet to transmit your voting instructions and for electronic delivery of IRVINE, CA 92617-3073 information. Vote by 11:59 p.m. Eastern Daylight Time on May 9, 2023 for shares held directly and by 11:59 p.m. Eastern Daylight Time on May 5, 2023 for shares held in the 401(k) Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SWKS2023 You may attend the meeting via the Internet and vote during the meeting. Havethe information that is printed in the box marked by the arrow available and followthe instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Daylight Time on May 9, 2023 for shares held directly and by 11:59 p.m. Eastern Daylight Time on May 5, 2023 for shares held in the 401(k) Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. V00819-P86478 SKYWORKS SOLUTIONS, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1, "FOR" PROPOSALS 2, 3 AND 5, AND "1 YEAR" FOR PROPOSAL 4. THE BOARD OF DIRECTORS MAKESNO RECOMMENDATION REGARDING HOW STOCKHOLDERS SHOULD VOTE ON PROPOSAL 6. 1.To elect the following nine individuals nominated to serve as directors of the Company with terms expiring at the next ForAgainstAbstain Annual Meeting of Stockholders. 2.To ratify the selection by the Company’s Audit Committee of ForAgainstAbstain Nominees:KPMG LLP as the independent registered public accounting !!!firm for the Company for fiscal year 2023. 1a.Alan S. Batey3.To approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in theCompany’s Proxy Statement. 1b.Kevin L. Beebe!!!1 Year2 Years3 YearsAbstain !!!!!! 1c.Liam K. Griffin4.To approve, on an advisory basis, the frequency of  !!!!!!! future advisory votes on the compensation of the Company’s named executive officers.1d.Eric J. GuerinForAgainstAbstain !!! 5.To approve an amendment to the Company’s Restated 1e.Christine King!!!Certificate of Incorporation to reflect new Delaware law!!!provisions regarding exculpation of officers. 1f.Suzanne E. McBride!!!6.To approve a stockholder proposal regarding simple majority !!!vote. 1g.David P. McGlade!!! 1h.Robert A. Schriesheim!!! 1i.Maryann Turcke !!! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Annual Report and Proxy Statement are available at www.proxyvote.com.V00820-P86478SKYWORKS SOLUTIONS, INC.Annual Meeting of StockholdersMay 10, 2023, 11:00 a.m. PDTThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Liam K. Griffin and Robert J. Terry, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SKYWORKS SOLUTIONS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. PDT on May 10, 2023, held virtually atwww.virtualshareholdermeeting.com/SWKS2023, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted by the proxy holders in accordance with the Board of Directors’ recommendations, or if no recommendation is given, in their own discretion.Continued and to be signed on reverse side